As filed with the Securities and Exchange Commission on September 14, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYSCO CORPORATION
SYSCO HOLDINGS CORPORATION*
(Exact name of registrant as specified in its charter)

Sysco Corporation	Delaware	74-1648137
Sysco Holdings Corporation	Delaware (State or other jurisdiction of incorporation or organization)	42-1897852 (I.R.S. Employer Identification No.)

1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer K. Schott
Executive Vice President, Chief Legal Officer and Secretary
Sysco Corporation
1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John C. Kennedy
Christodoulos Kaoutzanis
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate Date of Commencement of Proposed Sale to The Public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Sysco Corporation
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
Sysco Holdings Corporation
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
Sysco Corporation ☐
Sysco Holdings Corporation ☐

*
The co-registrants listed on the next page are also included in this Form S-3 Registration Statement as additional registrants.

The following direct and indirect subsidiaries of Sysco Corporation may guarantee, on a joint and several basis, subject to customary release provisions, any debt securities offered by a prospectus contained as part of this registration statement as set forth in a related prospectus supplement and are co-registrants under this registration statement with respect to the guarantees only. The address, including zip code, and telephone number, including area code, for each of the co-registrants is 1390 Enclave Parkway, Houston, Texas 77077-2099, (281) 584-1390.
Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Sysco Albany, LLC	Delaware	74-3066312
Sysco Asian Foods, Inc.	Delaware	42-1559253
Sysco Atlanta, LLC	Delaware	74-2936443
Sysco Baltimore, LLC	Delaware	74-3066318
Sysco Baraboo, LLC	Delaware	74-3066509
Sysco Boston, LLC	Delaware	74-3066608
Sysco Central Alabama, LLC	Delaware	76-0527338
Sysco Central California, Inc.	California	94-1460474
Sysco Central Florida, Inc.	Delaware	74-2541432
Sysco Central Illinois, Inc.	Delaware	43-2068482
Sysco Central Pennsylvania, LLC	Delaware	74-2936461
Sysco Charlotte, LLC	Delaware	74-2936463
Sysco Chicago, Inc.	Delaware	36-3677150
Sysco Cincinnati, LLC	Delaware	74-3066518
Sysco Cleveland, Inc.	Delaware	34-1633809
Sysco Columbia, LLC	Delaware	76-0674316
Sysco Connecticut, LLC	Delaware	74-3066531
Sysco Detroit, LLC	Delaware	74-2936449
Sysco Eastern Maryland, LLC	Delaware	74-2937089
Sysco Eastern Wisconsin, LLC	Delaware	74-3066605
Sysco Grand Rapids, LLC	Delaware	74-2936462
Sysco Gulf Coast, LLC	Delaware	03-0552490
Sysco Hampton Roads, Inc.	Delaware	76-0610908
Sysco Hawaii, Inc.	Delaware	82-3069765
Sysco Indianapolis, LLC	Delaware	74-2937087
Sysco Iowa, Inc.	Delaware	76-0254402
Sysco Jackson, LLC	Delaware	74-3066689
Sysco Jacksonville, Inc.	Delaware	59-3120894
Sysco Kansas City, Inc.	Missouri	44-0350950
Sysco Knoxville, LLC	Delaware	56-2583525
Sysco Lincoln, Inc.	Nebraska	47-0445654
Sysco Long Island, LLC	Delaware	90-0348986
Sysco Los Angeles, Inc.	Delaware	76-0254401
Sysco Louisville, Inc.	Delaware	61-1170131
Sysco Memphis, LLC	Delaware	74-2936464
Sysco Metro New York, LLC	Delaware	74-2936466

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Sysco Minnesota, Inc.	Delaware	76-0254400
Sysco Montana, Inc.	Delaware	76-0254381
Sysco Nashville, LLC	Delaware	74-2937088
Sysco North Dakota, Inc.	Delaware	47-0913664
Sysco Northern New England, Inc.	Maine	01-0332894
Sysco Philadelphia, LLC	Delaware	76-0625424
Sysco Pittsburgh, LLC	Delaware	56-2304804
Sysco Portland, Inc.	Delaware	76-0254396
Sysco Raleigh, LLC	Delaware	42-1660015
Sysco Riverside, Inc.	Delaware	30-0570940
Sysco Sacramento, Inc.	Delaware	76-0653406
Sysco San Diego, Inc.	Delaware	76-0517782
Sysco San Francisco, Inc.	California	94-0491635
Sysco Seattle, Inc.	Delaware	76-0254395
Sysco South Florida, Inc.	Delaware	74-2541433
Sysco Southeast Florida, LLC	Delaware	74-2936450
Sysco Spokane, Inc.	Delaware	33-1082518
Sysco St. Louis, LLC	Delaware	74-2936452
Sysco Syracuse, LLC	Delaware	74-3066696
Sysco USA I, Inc.	Delaware	14-2014756
Sysco USA II, LLC	Delaware	16-1783369
Sysco USA III, LLC	Delaware	35-2628110
Sysco Ventura, Inc.	Delaware	41-2095343
Sysco Virginia, LLC	Delaware	74-2936453
Sysco West Coast Florida, Inc.	Delaware	76-0463776
Sysco Western Minnesota, Inc.	Delaware	90-0918022

PROSPECTUS
SYSCO CORPORATION
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
AND
GUARANTEES OF DEBT SECURITIES
SYSCO HOLDINGS CORPORATION
DEBT SECURITIES

This prospectus contains a general description of the securities which may be offered for sale by Sysco Corporation (“Sysco Corporation”), Sysco Holdings Corporation (“Sysco Holdings”), Sysco Corporation’s directly and indirectly wholly-owned subsidiaries that are co-registrants under the registration statement of which this prospectus forms a part, or by the selling securityholders from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus.
Sysco Corporation may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities described in this prospectus, including shares of common stock, preferred stock, shares of common stock upon conversion of preferred stock, and one or more series of debt securities. Such debt securities may be co-issued and/or guaranteed by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
Sysco Holdings may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, one or more series of debt securities described in this prospectus. Such debt securities may be co-issued and/or guaranteed by Sysco Corporation and/or one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
Additionally, Sysco Holdings and Sysco Corporation may jointly offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, one or more series of debt securities described in this prospectus. Such debt securities may be guaranteed by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
As used in this prospectus, unless otherwise specified the “Issuer” refers to (a) Sysco Corporation (or, following the Sysco Merger (as defined herein), Sysco Holdings), as the issuer of common stock, preferred stock and shares of common stock upon conversion of preferred stock and as the sole issuer of debt securities, (b) Sysco Holdings, as the sole issuer of debt securities or (c) Sysco Corporation and Sysco Holdings, as co-issuers of debt securities, in each case as specified in the applicable prospectus supplement. Sysco Corporation owns 100% of the common stock of Sysco Holdings. Upon completion of the JRD Acquisition Transactions (as defined herein), Sysco Holdings will own 100% of the common stock of Sysco Corporation. For more information, see “The JRD Acquisition Transactions.”
This prospectus provides you with a general description of the securities that may be offered. Each time the Issuer or selling securityholders offer securities, the Issuer will provide one or more supplements to this prospectus that will contain additional information about the specific offering, the prices and the terms of the securities being offered. You should read this prospectus and the related prospectus supplement carefully before you invest in the Issuer’s securities. No person may use this prospectus to offer or sell the securities unless a prospectus supplement accompanies this prospectus.
The prospectus supplement will also set forth the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of any securities. The Issuer will also name the managing underwriters with respect to each series sold to or through underwriters in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 7 of this prospectus, in the 2026 Annual Report (as defined herein), and any similar section contained in the applicable prospectus supplement, and in any documents incorporated by reference herein or therein, for factors you should consider before investing in the securities.

Neither the Securities and Exchange Commission (the “SEC” or “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Issuer or the selling securityholders may offer securities through dealers, underwriters or agents designated from time to time, as set forth in the applicable prospectus supplement. The net proceeds from any offering will be the purchase price minus the following: the discount, if the securities are offered through an underwriter; the commission, if the securities are offered through an agent; and other expenses attributable to issuance and distribution. The Issuer or the selling securityholders may also sell securities directly to investors on their own behalf. In the case of sales made directly, no commission will be payable. See “Plan of Distribution” in this prospectus for possible indemnification arrangements with dealers, underwriters and agents, and for general information about the distribution of securities offered. Sysco Corporation’s common stock is listed on The New York Stock Exchange (the “NYSE”) under the trading symbol “SYY,” and, upon completion of the JRD Acquisition Transactions, Sysco Holdings common stock is expected to be listed and traded on the NYSE under the trading symbol “SYY.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The date of this prospectus is September 14, 2026.

i

ABOUT THIS PROSPECTUS
As used in this prospectus, unless otherwise specified: (i) the “guarantors” refers to Sysco Corporation (other than with respect to any series of debt securities for which Sysco Corporation is acting as an Issuer) and/or one or more subsidiaries of Sysco Corporation, in each case as specified in the applicable prospectus supplement as a guarantor of a particular series of debt securities, and “guarantor” refers to any of them individually; and (ii) the terms “we,” “us,” and “our” refer to Sysco Corporation individually and collectively with Sysco Holdings and Sysco Corporation’s other consolidated subsidiaries prior to the completion of the JRD Acquisition Transactions, and, following the completion of the JRD Acquisition Transactions, will refer to Sysco Holdings individually and collectively with its consolidated subsidiaries, including Sysco Corporation.
This prospectus is part of a registration statement that the registrants have filed with the SEC using a “shelf” registration process. Using this process, the Issuer may offer any combination of the securities this prospectus describes in one or more offerings. In addition, the selling securityholders may offer and sell shares of common stock from time to time. Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference. This prospectus provides you with a general description of the securities the Issuer may offer and the shares of common stock the selling securityholders may sell. Each time we or the selling securityholders offer securities, the Issuer or the selling securityholders, as applicable, will provide you with a prospectus supplement and, if applicable, a pricing supplement that will describe the specific amounts, prices and terms of the securities being offered. The Issuer may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to such offering. The prospectus supplement, any free writing prospectus and any pricing supplement may also add to, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please carefully read this prospectus, the prospectus supplement, any free writing prospectus and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Sysco Corporation, Sysco Holdings or any underwriter, dealer or agent. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof. You should not assume that the information in this prospectus, any supplement to this prospectus or any document incorporated by reference is accurate at any date other than the date of the document in which such information is contained or such other date referred to in that document, regardless of the time of any sale or issuance of a security. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that the registrants filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to the registrants and the securities offered under this prospectus, the registrants refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither the registrants nor any agent, underwriter or dealer has authorized any person to provide you with different information. The registrants are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
Sysco Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. Sysco Corporation’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco Corporation are also available to the public at the SEC’s website at https://www.sec.gov, and on Sysco Corporation’s website, https://www.sysco.com. The information contained in, or that can be accessed through, the SEC’s website and our website is not incorporated in, and is not part of, this prospectus.
Following the consummation of the JRD Acquisition Transactions, Sysco Holdings will file annual, quarterly and current reports, proxy statements and other information with the SEC. Sysco Holdings’ SEC filings that will be made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco Holdings will also be available to the public at the SEC’s website at https://www.sec.gov, and on Sysco Corporation’s website, https://www.sysco.com. The information contained in, or that can be accessed through, the SEC’s website and our website is not incorporated in, and is not part of, this prospectus.

INCORPORATION BY REFERENCE
The SEC allows Sysco Corporation and Sysco Holdings to “incorporate by reference” information they file with the SEC, which means that Sysco Corporation and Sysco Holdings can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that they file with the SEC will automatically update and supersede information contained in this prospectus.
Each of Sysco Corporation and Sysco Holdings incorporates by reference the following documents filed with the SEC by each of Sysco Corporation and Sysco Holdings and any future filings each of Sysco Corporation and Sysco Holdings makes with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but neither Sysco Corporation nor Sysco Holdings is incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC (including any furnished information, any Sysco Corporation Compensation and Leadership Development Committee report and performance graph or information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), unless otherwise specified.
Sysco Corporation
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Sysco Corporation’s Annual Report on Form 10-K for the fiscal year ended June 27, 2026 filed with the SEC on August 21, 2026 (the “2026 Annual Report”).

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Sysco Corporation’s Current Reports on Form 8-K filed with the SEC on July 2, 2026, August 20, 2026 (Item 5.02 only), September 4, 2026 and September 14, 2026.

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The portions of Sysco Corporation’s Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of stockholders filed with the SEC on October 2, 2025 that are incorporated by reference into Part III of the Form 10-K for the year ended June 28, 2025 filed with the SEC on August 22, 2025.

Sysco Holdings
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Sysco Holdings’ Current Report on Form 8-K filed on July 28, 2026.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may obtain a copy of these filings, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:
Sysco Corporation
Sysco Holdings Corporation
Investor Relations
1390 Enclave Parkway
Houston, Texas 77077-2099
Telephone: (281) 584-2615

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus that look forward in time or express management’s expectations or beliefs with respect to the occurrence of future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “projected,” “continues,” “continuously,” variations of such terms, and similar terms and phrases denoting anticipated or expected occurrences or results. Examples of forward-looking statements include, but are not limited to, statements about:
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the expected timing and completion of the JRD Acquisition Transactions;

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the anticipated benefits of the JRD Acquisition Transactions, including estimated synergies, and plans and expectations for the combined company after completion of the JRD Acquisition Transactions;

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our future financial performance and results;

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our business strategy, plans, goals and objectives, including certain outlook, business trends, our dividend and share repurchase programs, our expectation of future macroeconomic conditions; and

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other statements that are not historical facts.

These statements are based on management’s current expectations and estimates. Actual results may differ materially due in part to the risk factors within Part I, Item 1A of the 2026 Annual Report and in Sysco Corporation’s subsequent Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” on page 7 of this prospectus, and the risk factors set forth below:
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the risk that if sales from our locally managed customers do not grow at the same rate as sales from multi-unit customers, our gross margins may decline;

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the risk of periods of significant or prolonged inflation, deflation, or economic uncertainty and their impact on our product costs and profitability generally, and our inability to predict inflation over the long term;

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the risk that our efforts to modify truck routing, including our small truck initiative, in order to reduce outbound transportation costs may be unsuccessful;

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the risk that we may not realize anticipated benefits from our operating cost reduction efforts, including our ability to accelerate and/or identify additional cost savings;

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risks related to geopolitical, economic and market conditions and developments, including unfavorable conditions in the Americas and Europe, and changes in global trade policies, tariffs, and similar foreign conflicts, foreign exchange rates and the impact on our business, results of operations and financial condition;

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the risks related to our efforts to implement our business transformation initiatives and meet our other long-term strategic objectives, including the risk that these efforts may not provide the expected benefits in our anticipated timeframe, if at all, and may prove costlier than expected;

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the risk that competition in our industry and the impact of group purchasing organizations may adversely impact our margins and our ability to retain customers and make it difficult for us to maintain our market share, growth rate and profitability;

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the risk that our relationships with long-term customers may be materially diminished or terminated;

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the risk that changes in consumer eating habits, including economic factors affecting consumer confidence and discretionary spending and the impact of advancements in pharmaceutical therapies, which may reduce the consumption of food prepared away from home, could materially and adversely affect our business, financial condition, or results of operations;

v

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the impact and effects of public health crises, pandemics, epidemics, and natural disasters or adverse weather conditions on our business, financial condition and results of operations;

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the risk that we may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs;

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the risk of interruption of supplies and increase in product costs as a result of conditions beyond our control;

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the potential impact on our reputation and earnings of adverse publicity or lack of confidence in our products;

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difficulties in successfully expanding into international markets and complementary lines of business;

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the potential impact of product liability claims or product recalls;

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the risk that we fail to comply with requirements imposed by applicable law or government regulations, including but not limited to those related to environmental, data privacy and tax and accounting laws, rules and regulations;

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risks related to our ability to effectively finance and integrate acquired businesses;

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risks related to our access to borrowed funds in order to grow and finance the JRD Acquisition Transactions and risks related to any default by us under our indebtedness that could have a material adverse impact on cash flow and liquidity;

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the risk that our level of indebtedness and the terms of our indebtedness could adversely affect our business and liquidity position;

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the risk that we may not be able to effectively execute our capital allocation framework;

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the risk that divestiture of one or more of our businesses may not provide the anticipated effects on our operations;

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risks related to our ability to return capital to stockholders, including those related to the timing and amounts (including any plans or commitments in respect thereof) of any dividends and share repurchases;

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the risk that due to our reliance on technology, any technology disruption or delay in implementing new technology, including artificial intelligence (AI), could have a material negative impact on our business;

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the risk of negative impacts to our business and our relationships with customers from a cybersecurity incident and/or other technology disruptions, including risks from flaws, breaches, or malfunctions in AI systems that could lead to operational disruptions, data loss, or erroneous decision-making;

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risks related to our ability to attract, motivate and retain employees, including key personnel;

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risks related to labor issues, including the renegotiation of union contracts and shortage of qualified labor;

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the risk that the exclusive forum provisions in our amended and restated bylaws could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

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risks related to business uncertainties and contractual restrictions affecting us and Jetro Restaurant Depot while the JRD Acquisition Transactions are pending, including effects on employees, customers, suppliers, and other business relationships;

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the risk that the JRD Acquisition Transactions are not consummated as expected, in a timely manner or at all;

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the risk that any of the anticipated benefits of the JRD Acquisition Transactions will not be realized or will not be realized within the expected time period;

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risks relating to the integration of Jetro Restaurant Depot;

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the occurrence of any event, change or other circumstance that could give rise to the right of Sysco Corporation, Holder Representative (as defined herein) or both to terminate the merger agreement;

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the risk that regulatory clearances for the JRD Acquisition Transactions may not be obtained, or other closing conditions may not be satisfied, in a timely manner or at all, as well as the risk that regulatory clearances are obtained subject to conditions that are not anticipated;

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the risk of other delays in closing the JRD Acquisition Transactions;

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risks related to business disruptions from the JRD Acquisition Transactions that may harm the business or current plans and operations of Sysco Corporation, Sysco Holdings and Jetro Restaurant Depot, including the diversion of management’s time from ongoing business operations;

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the risk that we may be unable to obtain or maintain favorable credit ratings, and that changes in credit ratings following the JRD Acquisition Transactions could adversely affect our access to the capital markets;

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the outcome and costs of any legal proceedings that may be instituted against Sysco Holdings, Jetro Restaurant Depot, Sysco Corporation or their respective directors in connection with the JRD Acquisition Transactions;

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the risk that the JRD Acquisition Transactions could have an adverse effect on the market price of Sysco Corporation common stock;

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the risk that the JRD Acquisition Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities;

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the risk that the announcement or consummation of the JRD Acquisition Transactions could have an adverse effect on the ability of Sysco Corporation or Jetro Restaurant Depot to retain and hire key personnel or maintain business, contractual or operational relationships;

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the risk that the market price of our common stock may be volatile and may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of our common stock;

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the risk that the completion of the JRD Acquisition Transactions may trigger change of control or other provisions in certain agreements to which Jetro Restaurant Depot is a party, which could have adverse consequences;

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the risk that the unaudited pro forma financial information incorporated by reference in this prospectus may not be indicative of what our actual financial position or results of operations would have been, and our actual results following the JRD Acquisition Transactions may differ materially;

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the risk that, if the merger agreement is terminated, Sysco Corporation may be required to pay a termination fee, and the negative impact on the stock price and business of Sysco Corporation that may result from such termination and the payment of such termination fee;

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the risk that Jetro Restaurant Depot is a privately held company and limited publicly available information exists about its business, financial condition and results of operations, and that the due diligence review of Jetro Restaurant Depot may not have identified all material issues relating to Jetro Restaurant Depot;

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other factors that may affect the future results of Sysco Holdings, Sysco Corporation and Jetro Restaurant Depot; and

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management’s response to any of the aforementioned factors.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus and the documents incorporated by reference herein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. You should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus, including the documents incorporated by reference herein, could have a material adverse effect on our business, financial condition and results of operations. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

SYSCO CORPORATION
Sysco Corporation, acting through its subsidiaries and divisions, is the largest global distributor of food and related products primarily to the foodservice or food-away-from-home industry. Our purpose is “Connecting the World to Share Food and Care for One Another.” We provided products and related services to approximately 670,000 customer locations, including restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers during fiscal 2026.
Founded in 1969, Sysco Corporation commenced operations as a public company in March 1970 when the stockholders of nine companies exchanged their stock for Sysco Corporation common stock. Since our formation, we have grown from $115 million to our all-time high of $84.6 billion in annual sales in fiscal 2026, both through internal expansion of existing operations and acquisitions.
We distribute food and related products to restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. Our primary operations are located in North America and Europe. Under the accounting provisions related to disclosures about segments of an enterprise, we have combined certain operations into three reportable segments. “Other” financial information is attributable to our other operations that do not meet the quantitative disclosure thresholds.
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U.S. Foodservice Operations — primarily includes (a) our U.S. Broadline operations, which distribute a full line of food products, including custom-cut meat, seafood, produce, specialty Italian, specialty imports and a wide variety of non-food products and (b) our U.S. Specialty operations, which include our FreshPoint fresh produce distribution business, our Buckhead | Newport Meat & Seafood specialty protein operations, our growing Italian Specialty platform anchored by Greco & Sons, Inc., our Edward Don restaurant equipment and supplies distribution business, our Asian specialty distribution company and a number of other small specialty businesses that are not material to the operations of Sysco Corporation;

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International Foodservice Operations — includes operations outside of the United States (U.S.), which distribute a full line of food products and a wide variety of non-food products. The Americas primarily consists of operations in Canada, Bahamas, Costa Rica and Panama, as well as our export operations that distribute to international customers. Our European operations primarily consist of operations in the United Kingdom (U.K.), France, Ireland and Sweden;

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SYGMA — our U.S. customized distribution operations serving quick-service chain restaurant customer locations; and

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Other — primarily our hotel supply operations, Guest Worldwide.

Foodservice operating sites distribute a full line of food products and a wide variety of non-food products to both independent and chain restaurant customers, hospitals, schools, hotels, industrial caterers and other venues where foodservice products are served. SYGMA operating sites distribute a full line of food products and a wide variety of non-food products to certain chain restaurant customer locations.
Sysco Corporation’s customers in the foodservice industry include restaurants, hospitals and skilled nursing facilities, schools and colleges, hotels and motels, industrial caterers and other similar venues where foodservice products are served.
The products we distribute include:
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frozen foods, such as meats, seafood, fully prepared entrées, fruits, vegetables and desserts;

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canned and dry foods;

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fresh meats and seafood;

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dairy products;

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beverage products;

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imported specialties; and

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fresh produce.

We also supply a wide variety of non-food items, including:
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paper products such as disposable napkins, plates and cups;

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tableware such as glassware and silverware;

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cookware such as pots, pans and utensils;

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restaurant and kitchen equipment and supplies; and

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cleaning supplies.

Our 333 distribution centers, which we refer to as operating sites, distribute branded merchandise, as well as products packaged under our private brands. Products packaged under our private brands have been manufactured for Sysco Corporation according to specifications that have been developed by our quality assurance team. In addition, our quality assurance team certifies the manufacturing and processing plants where these products are packaged, enforces our quality control standards and identifies supply sources that satisfy our requirements.
Sysco Corporation is organized under the laws of Delaware. The address and telephone number of Sysco Corporation’s executive offices are 1390 Enclave Parkway, Houston, Texas 77077-2099. Sysco Corporation’s telephone number is (281) 584-1390. Sysco Corporation’s common stock is listed on the NYSE under the trading symbol “SYY.”

SYSCO HOLDINGS
Sysco Holdings is a Delaware corporation and currently a wholly-owned subsidiary of Sysco Corporation, formed solely for the purpose of effectuating the JRD Acquisition Transactions. It has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the JRD Acquisition Transactions. As a result of the JRD Acquisition Transactions, Sysco Corporation, JRD (as defined herein), and Warehouse Realty (as defined herein) will become direct, wholly-owned subsidiaries of Sysco Holdings. Upon completion of the JRD Acquisition Transactions, former holders of Sysco Corporation common stock and former equityholders of Jetro Restaurant Depot will own shares of Sysco Holdings, which are expected to be listed for trading on the NYSE. The address and telephone number of the principal executive offices of Sysco Holdings are 1390 Enclave Parkway, Houston, Texas 77077-2099 and (281) 584-1390.

THE JRD ACQUISITION TRANSACTIONS
General
On March 30, 2026, Sysco Corporation, Sysco Holdings, Slider Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 1”), Slider Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 2”), Slider Merger Sub 3, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 3,” and collectively with Merger Sub 1 and Merger Sub 2, the “merger subs”), JRD Unico, Inc., a Delaware corporation (“JRD”), Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty,” and together with JRD, known as “Jetro Restaurant Depot”), and a holder representative (a “Holder Representative”) entered into the merger agreement (as amended, modified or supplemented, the “merger agreement”). The merger agreement contains the terms and conditions of the proposed acquisition of Jetro Restaurant Depot by Sysco Corporation. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the JRD Acquisition Transactions set forth in the merger agreement, (a) Merger Sub 1 will merge with and into Sysco Corporation, with Sysco Corporation continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “Sysco Merger”), (b) immediately following the Sysco Merger, Merger Sub 2 will merge with and into JRD, with JRD continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “JRD Merger”), and (c) immediately following the JRD Merger, Merger Sub 3 will merge with and into Warehouse Realty, with Warehouse Realty continuing as the surviving entity and a direct, wholly-owned subsidiary of Sysco Holdings (the “Warehouse Realty Merger” and, together with the Sysco Merger and the JRD Merger, the “mergers” and, collectively with the other transactions contemplated by the merger agreement, the “JRD Acquisition Transactions”).
Merger Consideration
Upon completion of the Sysco Merger, each share of Sysco Corporation common stock (other than cancelled shares) will be converted into one share of Sysco Holdings common stock. Upon completion of the JRD Merger and the Warehouse Realty Merger, equityholders of Jetro Restaurant Depot will receive, in the aggregate, (a) a cash payment of $21.6 billion, subject to customary adjustments, and (b) 91.5 million shares of Sysco Holdings common stock. As of the date hereof, based on the estimated number of shares of Sysco Corporation common stock and estimated equity interests of JRD and Warehouse Realty that are expected to be outstanding immediately prior to the JRD Acquisition Transactions, it is expected that Sysco Corporation stockholders as of immediately prior to the closing of the JRD Acquisition Transactions will hold approximately 84%, and former equityholders of Jetro Restaurant Depot as of immediately prior to the closing of the JRD Acquisition Transactions will hold approximately 16%, of the shares of Sysco Holdings common stock outstanding immediately after the closing of the JRD Acquisition Transactions. Upon completion of the JRD Acquisition Transactions, shares of Sysco Holdings are expected to be listed for trading on the NYSE.
Stockholders Agreement
Concurrently with entering into the merger agreement, Sysco Holdings entered into the stockholders agreement, dated as of March 30, 2026, with the majority stockholder of Jetro Restaurant Depot, certain funds affiliated with Leonard Green & Partners, L.P., Platinum Falcon B 2018 RSC Limited and certain other parties thereto, in each case, that will receive shares of Sysco Holdings common stock in the applicable mergers. The stockholders agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on Sysco Holdings’ board of directors, the acquisition of additional equity interests in Sysco Holdings, transfer restrictions, voting arrangements, non-competition, non-solicitation, and non-disparagement and registration rights.
Regulatory Clearance Required for the JRD Acquisition Transactions
The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), which provide that certain transactions may not be completed until notification and report forms are furnished to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On April 27, 2026, Sysco Corporation and Jetro Restaurant Depot each filed their respective requisite notification and report forms under the HSR Act. On May 27, 2026, Sysco Corporation and Jetro Restaurant Depot each received a request for additional information and documentary material, often referred to as a “second request,” from the FTC under the HSR Act. Issuance of the second request extends the HSR Act waiting period until 30 days after Sysco Corporation and Jetro Restaurant Depot have substantially complied with the second requests, unless that period is earlier terminated by the FTC.
Conditions for Completion of the JRD Acquisition Transactions
In addition to the expiration or termination of any applicable waiting period under the HSR Act related to the JRD Acquisition Transactions, each party’s obligation to complete the JRD Acquisition Transactions is also subject to the satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of other conditions, including: the absence of any law or injunction adopted, promulgated or entered after the date of the merger agreement by any governmental authority of competent jurisdiction in the United States that prohibits the consummation of the JRD Acquisition Transactions, the Registration Statement on Form S-4 for the registration of Sysco Holdings’ common stock to be issued to Sysco Corporation stockholders in connection with the Sysco Merger being declared effective by the SEC (which has been satisfied), the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of Sysco Holdings common stock that will be issued as the JRD stock consideration pursuant to the merger agreement, with respect to each party, the accuracy of the other party’s representations and warranties, subject to specified materiality qualifications, and performance and compliance, in all material respects, by the other party with its covenants in the merger agreement required to be performed and complied with such party at or prior to the closing of the JRD Acquisition Transactions, and the receipt by each party of a customary tax opinion with respect to the JRD Acquisition Transactions.
Termination
The merger agreement may be terminated prior to the closing date upon mutual written consent of Jetro Restaurant Depot, Holder Representative and Sysco Corporation. In addition, either Sysco Corporation or Holder Representative may terminate the merger agreement prior to the closing date:
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if the closing of the JRD Acquisition Transactions does not occur on or before September 30, 2027 (as may be extended, the “Termination Date”), with one automatic extension of such date until March 30, 2028 if all conditions to closing other than the conditions relating to receipt of required regulatory clearances have been satisfied or (to the extent permitted by law) waived, or are capable of being satisfied at such time (this termination right is not available to a party whose breach in any material respect of its obligations under the merger agreement principally caused the failure of closing of the JRD Acquisition Transactions to occur on or before the Termination Date);

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if the other party breaches its representations or warranties or there is any inaccuracy in its representations or warranties, or the other party breaches or fails to perform its covenants or other agreements contained in the merger agreement, which breach, inaccuracy or failure to perform (A) would result in the failure of the related conditions to such party’s obligations to close the JRD Acquisition Transactions to be satisfied, and (B) is not cured, or is incapable of being cured, by the other party prior to the earlier of (x) the Termination Date and (y) forty-five calendar days after the other party’s receipt of written notice from the terminating party of such breach, inaccuracy or failure (this termination right is not available to a party if that party is then in breach of any representation, warranty, covenant or obligation under the merger agreement that would result in the failure of certain specified conditions); or

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if any court (or U.S. federal governmental authority) of competent jurisdiction in the United States issued an order that has become final and non-appealable that has the effect of permanently restraining, enjoining or otherwise prohibiting the JRD Acquisition Transactions (this termination right is not available to a party if that party has breached in any material respect its obligations under the merger agreement in any manner that has been the primary cause of such order being issued and becoming final and non-appealable).
If the merger agreement is terminated by either Sysco Corporation or Holder Representative as a result of failure to obtain the required regulatory clearances or because the JRD Acquisition Transactions are not consummated by the Termination Date, Sysco Corporation will pay to Holder Representative a termination fee of $1.164 billion. The termination fee is payable prior to or concurrently with the termination, if terminated by Sysco Corporation, or within two business days of Holder Representative’s termination, provided that, with respect to a termination for failure to consummate the JRD Acquisition Transactions by the Termination Date, all of the conditions to closing other than those relating to the required regulatory clearances (other than certain conditions which by their nature may only be satisfied at the closing) are satisfied.
Combined Company Governance Matters
Effective upon the closing of the Sysco Merger, Sysco Holdings will adopt the amended and restated certificate of incorporation and the amended and restated bylaws of Sysco Holdings in the same form as Sysco Corporation’s certificate of incorporation and bylaws in effect as of immediately prior to the closing.
The merger agreement and the forms of Sysco Holdings amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions relating to the governance of Sysco Holdings following completion of the JRD Acquisition Transactions, which generally reflect the continuation of the governance arrangements of the Sysco Corporation charter and bylaws currently in effect.
Pursuant to the merger agreement, the directors of Sysco Corporation and the officers of Sysco Corporation in office immediately prior to the effective time of the Sysco Merger will be the directors and officers of Sysco Holdings immediately following the Sysco Merger. Pursuant to the stockholders agreement, on or prior to the closing date of the JRD Acquisition Transactions, Sysco Holdings’ board of directors will take all actions necessary and appropriate to cause the number of directors on the board of Sysco Holdings to be increased by two and appoint Sir Bradley Fried and Stanley Fleishman to serve as directors of Sysco Holdings’ board of directors.

RISK FACTORS
Investing in our securities involves risks. You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of the 2026 Annual Report, as well as any risk factors we may describe in any subsequent periodic reports or information that Sysco Corporation or Sysco Holdings files with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

USE OF PROCEEDS
Unless otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include, among other things, additions to working capital, capital expenditures, acquisitions, investments, redemption or repurchase of securities, payment or prepayment of pension liabilities, and repayment of outstanding indebtedness.
The Issuer will not receive any proceeds from the resale of shares of its common stock by selling securityholders under this prospectus or any prospectus supplement.

DESCRIPTION OF COMMON STOCK
As used in this section, the terms “we,” “us,” and “our” refer to Sysco Corporation only.
We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our restated certificate of incorporation, bylaws and the applicable prospectus supplement.
Authorized Shares
Under our certificate of incorporation, we have the authority to issue an aggregate of 2,000,000,000 shares of common stock. As of September 9, 2026, 479,568,281 shares of our common stock were issued and outstanding and 33,878,051 additional shares of our common stock were reserved for issuance pursuant to our equity compensation plans. We have also granted options, restricted stock units and performance share units representing the right to purchase or receive shares of our common stock under previous equity incentive plans, which derivative securities remain outstanding.
Dividends
Subject to the rights of the holders of any preferred stock that may be outstanding, each holder of common stock is entitled to receive any dividends our board of directors declares out of funds legally available to pay dividends. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors as our board of directors considers relevant.
Voting Rights
Each holder of common stock is entitled to one vote per share, and is entitled to vote on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights. As a result, under the Delaware General Corporation Law (the “DGCL”), the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all of our directors then standing for election and holders of the remaining shares will not be able to elect any director, subject to any voting rights held by holders of our preferred stock.
Liquidation Rights
If we liquidate our business, holders of common stock are entitled to share equally in any distribution of our assets after we pay our liabilities and the liquidation preference of any outstanding preferred stock.
Absence of Other Rights
Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities. In addition, there are no conversion rights or redemption or sinking fund provisions.
Miscellaneous
All shares of common stock being offered by the applicable prospectus supplement will, when issued and paid for, be fully paid and non-assessable. Our certificate of incorporation contains no restrictions on the alienability of the common stock. Our common stock is traded on the NYSE under the symbol “SYY.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC.
Certain Anti-Takeover Effects
General.   Certain provisions of our certificate of incorporation, our bylaws and the DGCL could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors, regardless of whether our stockholders support the transaction. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our bylaws and the DGCL.
Business Combinations.   Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our certificate of incorporation nor our bylaws contains a provision electing to “opt-out” of Section 203.
Supermajority Requirement for Business Combinations.   In addition to the requirements of Section 203 of the DGCL, our certificate of incorporation provides that the affirmative vote of 80% of our outstanding stock entitled to vote shall be required for certain business combinations not approved by a majority of our directors who are not affiliated with the interested party in the potential transaction and who were directors prior to the time that the interested party became an interested party, except in certain circumstances. This provision of our certificate of incorporation may only be amended by the affirmative vote of 80% of our outstanding stock entitled to vote.
Advance Notice Provisions.   Stockholders seeking to nominate candidates to be elected as directors at an annual meeting or to bring business before an annual meeting must comply with an advance written procedure. Only persons who are nominated by or at the direction of our board, or by a stockholder who has given timely written notice to our Secretary before the meeting to elect directors, will be eligible for election as directors.
At any stockholders’ meeting the business to be conducted is limited to business brought before the meeting by or at the direction of the board of directors, or a stockholder who has given timely written notice to our Secretary of its intention to bring business before an annual meeting. In the case of business or nominations to be brought before an annual meeting of stockholders, a stockholder must give notice that is received at our principal executive offices in writing not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year’s annual meeting. However, if the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date, notice by the stockholder in order to be timely must be received not later than the later of the close of business 90 days prior to the annual meeting or the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made by us. In the case of a special meeting of stockholders called for the purpose of electing directors, a stockholder must give notice to nominate a director not later than the close of business on the tenth day following the day notice of the special meeting was mailed to stockholders or public disclosure of the date of the meeting was first made by us, whichever first occurs. A stockholder’s notice must also contain certain information specified in our bylaws. These provisions may preclude or deter some stockholders from bringing matters before, or making nominations for directors at, an annual meeting. Our certificate of incorporation and bylaws provide that 35% of the shares entitled to vote at a meeting shall constitute a quorum except as otherwise required by law.
In addition, holders who have “owned” (as defined in our bylaws) at least 3% of Sysco Corporation’s outstanding common stock continuously for a period of 3 years may nominate a number of director nominees equal to 20% of the total number of directors constituting the Board (rounded down), subject to a two nominee aggregate minimum, which nominees will be included in our proxy statement for the corresponding annual meeting of stockholders if the nominating stockholder(s) and the respective nominee(s) (each, a “Proxy Access Nominee”) comply with the additional eligibility, procedural and disclosure requirements set forth in our bylaws, including the following:
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a limit of 20 on the number of stockholders that may aggregate their ownership for purposes of satisfying the 3% threshold referenced above;

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procedures for nominating stockholders to submit timely written notice of their proxy access nominations;

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eligibility requirements for each Proxy Access Nominee;

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disclosures, agreements and representations required to be submitted to us by each nominating stockholder and each Proxy Access Nominee; and

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circumstances in which (i) the maximum number of Proxy Access Nominees shall be reduced or (ii) the board of directors will not be required to include any Proxy Access Nominees in our proxy statement for a particular annual meeting of stockholders.

Special Meetings.   Only our board of directors, our Chairman of the board of directors or our Chief Executive Officer, in each case with the concurrence of the majority of the board of directors, or our Secretary at the written request of stockholders of record who own at least 25% of our outstanding common shares and comply with certain procedural requirements, may call a special meeting of stockholders. These provisions may make it more difficult for stockholders to take action opposed by our Board.
Additional Authorized Shares of Capital Stock.   The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.
Limitation of Liability; Indemnification
Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability to us or our stockholders for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as:
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breach of the director’s duty of loyalty to us or our stockholders;

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acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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the unlawful payment of dividends or unlawful stock repurchases or redemptions; and

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any transaction from which the director derives an improper personal benefit.

These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or Sysco Corporation from bringing a lawsuit against our directors. However, these provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. Also, these provisions will not alter a director’s liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law, and our bylaws provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions. These rights are deemed to have fully vested at the time the indemnitee assumes his or her position with Sysco Corporation and shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

DESCRIPTION OF PREFERRED STOCK
As used in this section, the terms “we,” “us,” and “our” refer to Sysco Corporation only.
We may issue, from time to time, shares of one or more series of our preferred stock.
The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our certificate of incorporation, our bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our certificate of incorporation, bylaws and the relevant certificate of designation.
Authorized Shares
Under our certificate of incorporation, we have the authority to issue 1,500,000 shares of preferred stock.
General
Our board of directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:
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the designation of the shares and the number of shares that constitute the series;

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the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

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the dividend periods (or the method of calculation thereof);

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the voting rights of the shares;

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the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

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whether and on what terms the shares of the series will be subject to redemption or repurchase at our option;

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whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

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whether the shares of the series of preferred stock will be listed on a securities exchange;

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any special United States federal income tax considerations applicable to the series; and

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the other rights and privileges and any qualifications, limitations of or restrictions on the rights or privileges of the series.

Dividends
Holders of shares of preferred stock shall be entitled to receive, when and as declared by our board of directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.
Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.
Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that has a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full cumulative dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for all past dividend periods and the then current dividend period. Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that does not have a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for the then current dividend period. Notwithstanding the required order of the payment of dividends on any preferred stock as described in this paragraph, the applicable prospectus supplement may allow for monies deposited in a sinking fund to be applied to the purchase or redemption of preferred stock, regardless of its ranking relative to other series of our preferred stock.
The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.
Convertibility
No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.
Redemption and Sinking Fund
No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.
Liquidation Rights
Unless otherwise set forth in the applicable prospectus supplement, holders of any outstanding shares of our preferred stock will have a liquidation preference to holders of our common stock in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or in the event of insolvency. Neither a consolidation nor merger of us with another corporation shall be considered a liquidation, dissolution or winding up of us.
Voting Rights
The holders of each series of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.
Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not (except as set forth in the applicable prospectus supplement):
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increase or decrease the aggregate number of authorized shares of that class (except in the case where the preferred has no voting power);

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increase or decrease the par value of the shares of that class; or

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alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If any amendment to our certificate of incorporation would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous
The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement, when issued and paid for, will be fully paid and non-assessable.
When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.
No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our certificate of incorporation or the applicable certificate of designation or as otherwise required by law.
Transfer Agent and Registrar
The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The debt securities to be offered may be issued by Sysco Corporation or Sysco Holdings, in each case as sole issuer, or by Sysco Corporation and Sysco Holdings, as co-issuers, as specified in the applicable prospectus supplement. Such debt securities will be issued, in the case of senior debt securities, under a Senior Debt Indenture (the “Senior Debt Indenture”), as it may be amended or supplemented from time to time, among Sysco Holdings, Sysco Corporation, the guarantors party thereto and the trustee to be named in the applicable prospectus supplement and, in the case of subordinated debt securities, under a Subordinated Debt Indenture (the “Subordinated Debt Indenture”), as it may be amended or supplemented from time to time, among Sysco Holdings, Sysco Corporation, the guarantors party thereto and the trustee to be named in the applicable prospectus supplement. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” Any series of debt securities may be offered together with the unconditional guarantees of one or more guarantors, consisting of (x) if Sysco Holdings or Sysco Corporation is the sole Issuer of such series, Sysco Corporation and/or one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries or (y) if Sysco Holdings and Sysco Corporation are co-issuers of such series, Sysco Corporation will not guarantee that series, and any guarantees of that series will instead be provided solely by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries. The trustee to be named in the prospectus supplements relating to the senior debt and subordinated debt, if any, are hereinafter referred to individually as a “Trustee” and collectively as the “Trustees.” The forms of Senior Debt Indenture and Subordinated Debt Indenture are included as exhibits to the Registration Statement of which this prospectus is a part (the “Registration Statement”).
The following summaries of certain provisions of the Indentures and the debt securities do not purport to be complete, and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the debt securities. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and certain covenants. See “Senior Debt” and “Subordinated Debt.”
In this section, references to the “Issuer” mean (a) Sysco Holdings or Sysco Corporation, in each case when acting as the sole issuer of debt securities, or (b) Sysco Holdings and Sysco Corporation, when acting as co-issuers of debt securities, in each case as specified in the applicable prospectus supplement.
General
The Indentures will not limit the amount of additional indebtedness the Issuer or any of its respective subsidiaries may incur. The debt securities will be unsecured senior or subordinated obligations of the Issuer or, if a series is co-issued by Sysco Holdings and Sysco Corporation, the co-Issuers.
The Issuer may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount. The guarantors may unconditionally guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. See “Guarantee of Debt Securities.”
Reference is made to the prospectus supplement for the following terms of and information relating to the debt securities of any series and any guarantees thereof (to the extent such terms are applicable):
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the classification as senior or subordinated debt securities, the specific designation, aggregate principal amount, and purchase price;

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the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, will or may be payable;

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the date or dates of maturity;

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any redemption, repayment or sinking fund provisions;

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the interest rate or rates, if any, the dates on which any such interest will be payable and the regular record dates for such interest payments (or the method by which such rate or rates or dates will be determined);

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the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on such debt securities may be calculated, and any currencies, commodities or indices, or value, rate or price, relevant to such calculation;

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the place or places where the principal, premium, if any, and interest, if any, on such debt securities will be payable;

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whether such debt securities will be issuable in registered form, without coupons, or bearer form, with or without coupons (“bearer securities”) or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

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whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and if so, the identity of the depositary, if any, for such global securities;

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the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

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if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

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the identity of the depositary for global securities;

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if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

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any terms on which the debt securities may be convertible into or exchanged for equity securities, debt securities or indebtedness of any kind of the Issuer or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

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the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

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any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;

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the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

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provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any applicable United States federal income tax consequences, including whether and under what circumstances the Issuer will pay additional amounts on such debt securities held by a person who is not a U.S. person (as defined in the prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such debt securities rather than pay such additional amounts;

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the terms and conditions upon which and the manner in which such debt securities may be defeased or discharged if different from the defeasance provisions described below;

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any co-issuer;

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additional terms not inconsistent with the provisions of the Indenture;

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if any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, any restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities;

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the identity of the specific guarantors, if any, and the terms of any guarantees of the debt securities; and

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any other specific terms of such debt securities, including any additional or different events of default or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer securities (except when held in temporary global form) and the coupons, if any, appertaining thereto (except when attached to temporary global securities) will be transferable by delivery.
Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will appoint the trustee under the applicable Indenture as security registrar for the debt securities the Issuer issues in registered form under that Indenture. If the prospectus supplement refers to any transfer agent initially designated by the Issuer, the Issuer may at any time rescind that designation or approve a change in the location through which any transfer agent acts. The Issuer will be required to maintain an office or agency for transfers and exchanges in each place of payment. The Issuer may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. The Issuer or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.
In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:
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during a period beginning 15 days before the day of delivery of the relevant notice of redemption and ending on the close of business on the day of such delivery; or

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if the Issuer has called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest, or interest at a rate that at the time of issuance is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities (or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) will be described in the relevant prospectus supplement.
Debt securities may be issued from time to time with payment terms which are calculated by reference to the value, rate or price of one or more currencies, commodities, indices or other factors. Holders of such debt securities may receive a principal amount (including premium, if any) on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal (including premium, if any) or interest otherwise payable on such dates, depending upon the value, rate or price on such dates of the applicable currency, commodity, index or other factor. Information as to the methods for determining the amount of principal, premium, if any, or interest payable on any date, the currencies, commodities, indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.
Unless otherwise set forth in the prospectus supplement, and except as set forth below under “Merger or Consolidation,” the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event of a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Guarantee of Debt Securities
Sysco Corporation and one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries may guarantee, fully and unconditionally, unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. If Sysco Corporation is a co-issuer of a series of debt securities together with Sysco Holdings, Sysco Corporation will not guarantee that series, and any guarantees of that series will instead be provided solely by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement for the benefit of the series of debt securities to which it relates. Unless otherwise provided in a prospectus supplement, guarantees of senior debt securities will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the respective guarantors. Guarantees of subordinated debt securities will be junior in right of payment to all of the present and future senior indebtedness of the respective guarantors, including without limitation, guarantees of senior indebtedness, to the extent described in each prospectus supplement.
The assets of Sysco Corporation consist, and the assets of Sysco Holdings after the consummation of the JRD Acquisition Transactions will consist, principally of the stock of its subsidiaries. Therefore, the rights of the Issuer and the rights of its respective creditors to participate in the assets of any subsidiary upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of the Issuer itself and/or the claims of those creditors themselves may be recognized as creditor claims of the subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. Furthermore, the ability of the Issuer to service its indebtedness and other obligations is dependent upon the earnings and cash flow of its subsidiaries and the distribution or other payment to it of such earnings or cash flow. If any of the Issuer’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. The Issuer’s rights and the rights of its creditors, including your rights as an owner of debt securities, will be subject to that prior claim, unless the Issuer or you, in the event that your debt securities are guaranteed by such subsidiary, are also a direct creditor of that subsidiary. If your debt securities are not guaranteed by a subsidiary, you will not be a direct creditor of that subsidiary, and your rights to obtain payments from that subsidiary will be structurally subordinated to the rights of that subsidiary’s creditors.
As of June 27, 2026, certain of Sysco Corporation’s U.S. broadline subsidiaries were guarantors under approximately $12.2 billion of Sysco Corporation’s outstanding senior notes and debentures, as well as under Sysco Corporation’s revolving credit facility and term loan credit facility, and such subsidiaries may also guarantee one or more series of additional debt securities issued under the Indenture. In addition, although each of Sysco Holdings and Sysco Corporation currently does not have any secured indebtedness, if in the future Sysco Holdings or Sysco Corporation or any other guarantor incurs any secured indebtedness, the debt securities and any related guarantees will effectively rank junior in right of payment to any such secured indebtedness to the extent of the assets securing such indebtedness.
Sysco Corporation is, and following completion of the JRD Acquisition Transactions, Sysco Holdings will also be, an indirect holding company for other non-guarantor subsidiaries. Such non-guarantor subsidiaries currently include Sysco Corporation’s international and SYGMA subsidiaries, custom-cut meat, specialty produce, restaurant equipment and supplies, hotel supply and certain other subsidiaries. To the extent any subsidiaries are not subsidiary guarantors for a series of debt securities, creditors of such subsidiaries, including trade creditors, and preferred stockholders, if any, of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Sysco Corporation or Sysco Holdings, including holders of that series of debt securities. A series of debt securities, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of any subsidiaries that are not subsidiary guarantors with respect to such series of debt securities.
Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by the guarantors. The applicable supplemental indentures for the debt securities offered hereunder may provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of the guarantors under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.
To the extent that a court were to find that (x) a guarantee was incurred by any guarantor with the intent to hinder, delay or defraud any present or future creditor or (y) each guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and that guarantor (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of such guarantor constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of each guarantor’s other creditors. To the extent any guarantee issued by any guarantor was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by that guarantor could cease to have any direct claim against that guarantor and would be creditors solely of the Issuer, and any claims against that guarantor would be structurally subordinated, as discussed above. In addition, in the absence of an enforceable waiver or consent, a guarantor may be discharged if: (i) action by the lender impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, (ii) the lender elects remedies for default that impair the subrogation rights of the guarantor against the borrower, (iii) the guaranteed debt is materially modified, or (iv) the lender otherwise takes action under loan documents that materially prejudices the guarantor.
The Issuer and each guarantor intend to attempt to structure the issuances of the guarantees by each guarantor in such a manner that they will not be fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.
The guarantee of any guarantor may be released under certain circumstances. If the Issuer exercises its defeasance option with respect to the debt securities of any series in accordance with the provisions of the Indentures, then any guarantor effectively will be released with respect to that series of debt securities. Further, each guarantee will remain in full force and effect until the earliest to occur of the date, if any, on which (1) the applicable guarantor shall consolidate with or merge into the Issuer or any successor of the Issuer, (2) the Issuer or any successor of the Issuer consolidates with or merges into the applicable guarantor, (3) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the capital stock (including any sale, disposition or other transfer following which the applicable guarantor is no longer a subsidiary) of the applicable guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the Indentures, or (4) with respect to any guarantor that is required to guarantee the debt securities solely because such guarantor guarantees Sysco Corporation’s existing senior notes or other indebtedness of an Issuer, the release or discharge of such guarantor’s guarantee of such indebtedness or the full and final payment and performance of all obligations of the Issuer under the indebtedness giving rise to such guarantor’s obligation to guarantee the debt securities. In addition, each guarantee of a series will be released upon the Issuer’s exercise of its defeasance or covenant defeasance option with respect to that series, upon satisfaction and discharge of the Indenture with respect to that series, or upon payment in full of that series.
Global Securities
Registered Global Securities.   The registered debt securities of a series may be issued in the form of one or more fully registered global securities (a “Registered Global Security”) that will be deposited with (and registered in the name of) a depositary (a “Depositary”) identified in the prospectus supplement relating to such series (or a nominee of the Depositary). Unless and until it is exchanged in whole for debt securities in “definitive” form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (A security held in “definitive” form is a certificated security other than a Registered Global Security, meaning that it is not registered in the name of and held by a Depositary, and it is therefore not subject to the transfer restriction described immediately above.)

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. Provisions substantially similar to the following are expected to apply to all depositary arrangements. However, the operations and procedures of depositaries are solely within their control and are subject to changes by them. We do not take any responsibility for those operations and procedures. Thus, investors receiving interests in a Registered Global Security would need to contact the depositary or the participants in the depositary through which the investors hold their interests in order to discuss these matters.
A depositary (such as, for example, the Depository Trust Company, or “DTC”) is generally an entity created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. Participants generally include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to a depositary’s system may also be available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of the depositary, either directly or indirectly, and these entities are referred to as “indirect participants.”
Therefore, ownership of beneficial interests in a Registered Global Security would be limited to persons that are participants in (i.e., persons who have accounts with) the Depositary and persons that hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such Registered Global Security beneficially owned by or through such participants.
The accounts to be credited initially will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some states (and countries other than the United States) may require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a Registered Global Security to such persons would be limited to that extent. Because a depositary can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a Registered Global Security to pledge such interests to persons or entities that do not participate in the depositary’s system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, we will consider the Depositary or its nominee, as the case may be, the sole owner and holder of the debt securities represented by the Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the debt securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders thereof under such Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security (and, if such person is not a participant, on the procedures of the participant through which such person owns its interest) to exercise any rights of a holder under such Indenture. We understand that under existing industry practices, if the Issuer requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give any notice or consent or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security generally either (i) authorizes the participants holding the relevant beneficial interests to give such notice or consent or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or consent or take such action, or (ii) otherwise acts upon the instructions of beneficial owners holding through them.

Payments of principal, premium, if any, and interest, if any, on debt securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Issuer, the Trustee, or the guarantors of the debt securities, or any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the Depositary for any debt securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be the responsibility of such participants and will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers or registered in “street name.”
If the Depositary for any debt securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary (including its loss of eligibility to so serve because it is no longer a clearing agency registered under the Exchange Act), and the Issuer does not appoint a successor Depositary which is registered as a clearing agency under the Exchange Act within 90 days, the Issuer will issue such debt securities in definitive form in exchange for such Registered Global Security. In addition, the Issuer may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by one or more Registered Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such debt securities. Any debt securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the applicable Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.
Global Securities for Bearer Instruments.   Debt securities of a series intended to trade in bearer form (referred to elsewhere herein as bearer securities) may also be represented by one or more Global Securities that will be deposited with a common depositary or with a nominee for such depositary, in either case as identified in the prospectus supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of bearer debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series.
Senior Debt
The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) that will be issued under the Senior Debt Indenture (referred to herein as the “senior debt securities”) will rank pari passu with all of the Issuer’s other debt which is (a) unsecured and unsubordinated debt and (b) senior to the subordinated debt securities described below under “Subordinated Debt.”
The Indentures will contain certain restrictive covenants that apply, or may apply, to the Issuer and its Subsidiaries (as defined below). The covenants described below under “Limitations on Liens” and “Limitations on Sale and Lease-Back Transactions” will not apply to a series of debt securities unless the Issuer specifically so provides in the applicable prospectus supplement.
You should read carefully the applicable prospectus supplement for the particular provisions of the series of debt securities being offered, including any additional restrictive covenants or Events of Default that may be included in the terms of such debt securities.
Limitations on Liens.   The Issuer will covenant in the Senior Debt Indenture that it will not (nor will it permit any Subsidiary to) issue, incur, create, assume or guarantee any debt for borrowed money (including all obligations evidenced by bonds, debentures, notes or similar instruments) secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (“mortgage”) upon any Principal Property or upon any shares of stock or indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of such mortgage, that the senior debt securities (together with, if the Issuer shall so determine, any other indebtedness of or guarantee by the Issuer or such Subsidiary ranking equally with the senior debt securities) shall be secured equally and ratably with (or, at the Issuer’s option, prior to) such secured debt.
The foregoing restriction, however, will not apply to each of the following: (a) mortgages on property, shares of stock or indebtedness or other assets of any corporation or another entity existing at the time such corporation or another entity becomes a Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation’s becoming a Subsidiary; (b) mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof by the Issuer or a Subsidiary, or to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) mortgages to secure indebtedness owing to the Issuer or to a Subsidiary; (d) mortgages existing at the date of the initial issuance of any senior debt securities then outstanding; (e) mortgages on property of a person existing at the time such person is merged into or consolidated with Sysco Holdings, Sysco Corporation or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to the Issuer or a Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a), (b), (d), (e) or (f); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement. Any mortgages permitted by any of the foregoing clauses (a) through (g) shall not extend to or cover any other Principal Property of the Issuer or of one of the Issuer’s Subsidiaries, or any shares of stock or indebtedness of any such Subsidiary, subject to the foregoing limitations, other than the property, including improvements thereto, stock or indebtedness specified in such clauses.
Notwithstanding the restrictions in the preceding paragraph, the Issuer or any of its Subsidiaries may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the senior debt securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) does not exceed (x) at any time prior to completion of the JRD Acquisition Transactions, 20% of Sysco Corporation’s Consolidated Net Tangible Assets and (y) after the completion of the JRD Acquisition Transactions, 20% of Sysco Holdings’ Consolidated Net Tangible Assets.
Limitations on Sale and Lease-Back Transactions.   The Issuer will also covenant in the Senior Debt Indenture that it will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Issuer and one of its Subsidiaries, or between Subsidiaries, unless: (a) the Issuer or such Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the senior debt securities, pursuant to the limitations on liens described above; or (b) the proceeds of such transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Issuer’s Board of Directors) and the Issuer applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) (i) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of Sysco Holdings, Sysco Corporation or a Subsidiary (other than debt that is subordinated to the senior debt securities or debt to the Issuer or a Subsidiary) that matures more than 12 months after its creation or (ii) the purchase, construction or development of other comparable property.
Certain Definitions
As used in the Indentures and this prospectus, the following definitions will apply:
“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any property will be defined in the Senior Debt Indenture to mean, at the time of determination, the lesser of: (a) the fair market value of such property (as determined in good faith by the Issuer’s Board of Directors); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities then outstanding under the Senior Debt Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.
“Board of Directors” will be defined in the Indentures to mean the Issuer’s (i) the board of managers or directors, as applicable, (ii) any duly authorized committee of that board, (iii) any committee of officers of the Issuer or (iv) any officer of the Issuer acting, in the case of clauses (iii) and (iv), pursuant to authority granted by that board or any duly authorized committee of that board.
“Consolidated Net Tangible Assets” will be defined in the Senior Debt Indenture to mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and of obligations under capital leases; and (b) intangible assets, to the extent included in said aggregate amount of assets, all as set forth on the most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.
“JRD Acquisition Transactions” will be defined in the Indentures to mean the mergers and the other transactions contemplated by the merger agreement dated March 30, 2026 (as amended, modified or supplemented from time to time “merger agreement”) by and among Sysco Corporation, Sysco Holdings, Slider Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 1”), Slider Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 2”), Slider Merger Sub 3, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 3”, and collectively with Merger Sub 1 and Merger Sub 2, the “merger subs”), JRD Unico, Inc., a Delaware corporation (“JRD”), Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty,” and together with JRD, known as “Jetro Restaurant Depot”), and the Holder Representative, which contains the terms and conditions of the proposed acquisition of Jetro Restaurant Depot by Sysco Corporation. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the mergers set forth in the merger agreement, (a) Merger Sub 1 will merge with and into Sysco Corporation, with Sysco Corporation continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “Sysco Merger”), (b) immediately following the Sysco Merger, Merger Sub 2 will merge with and into JRD, with JRD continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “JRD Merger”), and (c) immediately following the JRD Merger, Merger Sub 3 will merge with and into Warehouse Realty, with Warehouse Realty continuing as the surviving entity and a direct, wholly-owned subsidiary of Sysco Holdings.
“Principal Property” will be defined in the Senior Debt Indenture to mean the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant, any manufacturing, distribution or research facility or any self-serve center (in each case, whether now owned or hereafter acquired) which is owned or leased by the Issuer or any Subsidiary and is located within the United States of America or Canada unless the Issuer’s Board of Directors has determined in good faith that such office, plant facility or center is not of material importance to the total business conducted by the Issuer and its Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.
“Sale and Lease-Back Transaction” will be defined in the Senior Debt Indenture to mean any arrangement with any person providing for the leasing by the Issuer or any Subsidiary of any Principal Property which property has been or is to be sold or transferred by the Issuer or such Subsidiary to such person.
“Subsidiary” will be defined in the Senior Debt Indenture to mean any corporation in which the Issuer and/or one or more of its Subsidiaries together own voting stock having the power to elect a majority of the board of directors or other governing body of such corporation, directly or indirectly. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
Subordinated Debt
The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) that will be issued under the Subordinated Debt Indenture (referred to herein as the subordinated debt securities) will rank junior to “Senior Indebtedness” (as such term will be defined in the Subordinated Debt Indenture). The payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinated and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to the prior payment in full of all “Senior Indebtedness,” as defined below. If the subordinated debt securities are guaranteed (the “guarantees”) by one or more guarantors, the guarantees will likewise be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all Senior Indebtedness of such guarantor, whether currently existing or incurred in the future.
No Payment If Senior Indebtedness In Default.   No payment (including the making of any deposit in trust with the Trustee) on account of principal, premium, if any, or interest on any subordinated debt securities or guarantees (nor any payment to acquire any of the subordinated debt securities for cash or property) may be made if, at the time of such payment or immediately after giving effect thereto, either of the following is true:
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there exists a default for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any Senior Indebtedness of the Issuer or the applicable guarantor (the “monetary default”); or

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during certain “blockage periods” when any default other than a monetary default has occurred concerning any Senior Indebtedness, which permits the holder or holders of any Senior Indebtedness to accelerate the maturity of any Senior Indebtedness with notice or lapse of time, or both. Such a default must have continued beyond the period of grace, if any, provided for such default, and such a default shall not have been cured or waived or shall not have ceased to exist. A blockage period begins when holders of any Senior Indebtedness give written notice of such types of events of default with respect to the Senior Indebtedness to the Trustee and the Issuer. A blockage period will last 180 days, except that it will end earlier if the event of default has been cured or waived, or if the holders of the Senior Indebtedness send a notice to the Trustee and the Issuer terminating the blockage period.

The Trustee may still make payments on subordinated debt securities during a blockage period, if the payments are made from monies or securities previously deposited with the Trustee pursuant to the terms of the Subordinated Debt Indenture, so long as at the time such deposit was made (and immediately after giving effect thereto) the above conditions did not exist.

Once the blockage period expires, the Issuer will be obligated to promptly pay to subordinated debt holders all sums not paid during the blockage period. Only one such blockage period may be commenced within any 360 consecutive days. In addition, where an event of default exists on the day a blockage period is commenced, that event of default cannot be made the basis for a second blockage period until the earlier default was cured or waived for a period of at least 90 consecutive days.
Priority of Senior Indebtedness.   The holders of Senior Indebtedness will be entitled to require payment in full of all principal, premium (if any), and interest on the Senior Indebtedness before subordinated debt holders may receive any payment of principal, premium (if any), or interest on the subordinated debt securities or guarantees, or any payment to acquire any of the subordinated debt securities, upon any of the following events:
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insolvency, bankruptcy proceedings, receivership, liquidation or reorganization of the Issuer or any guarantor under Federal or state law, or similar proceedings, relative to the Issuer or any guarantor or its or their creditors, or its or their property;

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voluntary liquidation, dissolution or winding up of the Issuer or any guarantor; or

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an assignment for the benefit of creditors or any other marshalling of assets of the Issuer or any guarantor (whether or not involving insolvency or bankruptcy).

However, the Trustee may nonetheless make payments on a subordinated debt security under such circumstances if the payment is made from monies or securities previously deposited with the Trustee pursuant to the terms of the Subordinated Debt Indenture, so long as at the time such deposit was made (or immediately after giving effect thereto) the above conditions did not exist.
Under the Subordinated Debt Indenture, the term “Senior Indebtedness” will mean, with respect to the Issuer and any guarantor, (a) all indebtedness and obligations of the Issuer or such guarantor existing on the date of the Subordinated Debt Indenture or created, incurred or assumed thereafter, and which (i) are for money borrowed; (ii) are evidenced by any credit agreement, bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any assets or services of any kind; (iv) are obligations as lessee under any lease of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, any finance lease, Capital Lease Obligations (as defined below), and Synthetic Lease Obligations (as defined below); (v) are reimbursement obligations with respect to letters of credit, banker’s acceptance, security purchase facility or other similar instruments; (vi) are obligations under interest rate, currency or other indexed exchange agreements, swaps, agreements for caps or floors on interest rates, foreign exchange agreements or any other similar agreements, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Issuer or such guarantor; (vii) all of the obligations of the Issuer and any guarantor issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Issuer or any of its subsidiaries have agreed to be treated as owner of the subject property for United States federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (viii) are obligations under any guaranty, endorsement or other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness or obligations of other persons of the types referred to in clauses (i) through (vii) above (other than endorsements for collection or deposits in the ordinary course of business); (ix) all compensation and reimbursement obligations of the Issuer and any guarantor to the trustee pursuant to certain terms of the Subordinated Debt Indenture, if any or (x) are obligations of other persons of the type referred to in clauses (i) through (ix) above secured by a lien to which any of the Issuer’s or such guarantor’s properties or assets are subject, whether or not the obligations secured thereby shall have been issued by the Issuer or such guarantor or shall otherwise be the Issuer’s or such guarantor’s legal liability; and (b) any deferrals, renewals, amendments, modifications, refundings, refinancings, replacements or extensions of any such indebtedness or obligations of the types referred to above.
However, notwithstanding the foregoing, Senior Indebtedness does not include (1) any indebtedness of the Issuer or any guarantor to any of its subsidiaries, (2) any indebtedness or obligation of the Issuer or any guarantor which by its express terms is stated to be not superior in the right of payment to the subordinated debt securities or the guarantees, or to rank pari passu with, or to be subordinated to, the subordinated debt securities or the guarantees, or (3) any indebtedness or obligation incurred by the Issuer or any guarantor in connection with the purchase of any assets or services in the ordinary course of business and which constitutes a trade payable or account payable.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under the generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Synthetic Lease Obligation” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under generally accepted accounting principles.
The Subordinated Debt Indenture will not contain any terms that limit the Issuer’s or any guarantor’s ability to incur additional Senior Indebtedness or that require the maintenance of financial ratios or specified levels of net worth or liquidity. The Issuer and its subsidiaries expect to incur additional indebtedness from time to time that will be senior to the subordinated debt securities.
Ranking Relative to Secured Indebtedness.   The subordinated debt securities and any guarantees will effectively rank junior to any existing and future secured indebtedness of the Issuer and any guarantor, respectively, to the extent of the value of the assets securing such indebtedness. By reason of such effective subordination, in the event of insolvency, holders of secured indebtedness may recover more, ratably, than holders of the subordinated debt securities.
Structural Subordination.   The subordinated debt securities will be structurally subordinated to all liabilities (excluding intercompany loans) of the Issuer’s existing and future subsidiaries that do not guarantee the subordinated debt securities. Holders of subordinated debt securities will not have any claim as a creditor against any non-guarantor subsidiary of the Issuer, and indebtedness and other liabilities, including trade payables, of any such non-guarantor subsidiary will effectively rank senior to the subordinated debt securities.
By reason of such subordination, in the event of insolvency, holders of subordinated debt securities who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness, and it is possible that no payments will be made to holders of the subordinated debt securities or, if applicable, the guarantees.
Merger or Consolidation
Each of the Indentures will provide that the Issuer may merge or consolidate with any other person or persons, and the Issuer may sell, convey, transfer or lease all or substantially all of its property to any other person or persons (whether or not affiliated with the Issuer), so long as it meets the following conditions:
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Either (a) the transaction is a merger or consolidation, and the Issuer is the surviving entity; or (b) the successor person in a merger or consolidation or the person which acquires by sale, conveyance, transfer or lease substantially all of the Issuer’s property and expressly assumes, by supplemental indenture satisfactory to the Trustee, all of the Issuer’s obligations under the Indenture and the relevant debt securities; and

2.
Immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing with respect to any series of debt security outstanding under the relevant Indenture;

provided, however, that the JRD Acquisition Transactions shall not be subject to the foregoing covenant.

In the event of any of the above transactions, if there is a successor person as described in paragraph (1)(b) immediately above, then the successor will expressly assume all of the Issuer’s obligations under the applicable Indenture and automatically be substituted for the Issuer in the applicable Indenture and as issuer of the debt securities. Further, if the transaction is in the form of a sale or conveyance, after any such transfer (except in the case of a lease), the Issuer will be discharged from all obligations and covenants under the applicable Indenture and all debt securities issued thereunder and may be liquidated and dissolved.
Events of Default
An Event of Default will be defined under each Indenture with respect to debt securities of any series issued under such Indenture as being: (a) default in payment of any principal of or premium, if any, on the debt securities of such series, either at maturity, upon any redemption, by declaration or otherwise (including a default in the deposit of any sinking fund payment with respect to the debt securities of such series when and as due for 30 days); (b) default for 30 days in payment of any interest on any debt securities of such series; (c) default for 90 days after written notice (given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series affected by the default) in the observance or performance of any other covenant or agreement in respect of the debt securities of such series or such Indenture other than a covenant or agreement which is not applicable to the debt securities of such series, or a covenant or agreement with respect to which more particular provision is made; (d) certain events of bankruptcy, insolvency or reorganization; or (e) any other Event of Default provided in the supplemental indenture under which such series of debt securities is issued, or in the form of debt security for such series.
Under each Indenture, if an Event of Default occurs and is continuing with respect to a series, then either the Trustee or the holders of 25% or more in principal amount of the outstanding debt securities of the affected series (voting as a single class) may declare the principal (or such portion thereof as may be specified in the terms thereof) of all debt securities of all affected series (plus any interest accrued thereon) to be due and payable immediately (unless the principal of such series has already become due and payable). However, upon certain conditions, such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such affected series (treated as one class). If an Event of Default due to certain events of bankruptcy, insolvency or reorganization shall occur, the principal (or such portion thereof as may be specified in the terms thereof) of and interest accrued on all debt securities then outstanding shall become due and payable immediately, without action by the Trustees or the holders of any such debt securities.
Each Indenture will require the Trustee to give notice, within 90 days after the occurrence of default with respect to the securities of any series, of all defaults with respect to that series known to the Trustee (i) if any unregistered securities of that series are then outstanding, to the holders thereof, through the facilities of DTC in accordance with the applicable procedures of DTC (or another depositary), and (ii) to all holders of registered securities of such series by way of mail, unless in each case such defaults have been cured before mailing or delivery. Except in the case of default in the payment of the principal of or interest on any of the securities of such series, or in the payment of any sinking fund installment on such series, the Trustee will be protected in withholding such notice if and so long as the Trustee’s board of directors, the Trustee’s executive committee or a trust committee of directors or trustees and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the holders of such series.
Each Indenture will entitle the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series. The Indentures will not require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there are reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.
Each Indenture will provide that no holder of debt securities of any series or of any coupon issued under such Indenture may institute any action against the Issuer under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless (1) such holder previously shall have given to the Trustee written notice of default and continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) shall have requested the Trustee to institute such action and shall have offered and, if requested, provided the Trustee indemnity, (3) the Trustee shall not have instituted such action within 60 days of such request, and (4) the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class).
Each Indenture will contain a covenant that the Issuer will file annually with the Trustee a certificate stating whether or not the Issuer is in compliance (without regard to grace periods or notice requirements) with all conditions and covenants of such Indenture and, if the Issuer is not in compliance, describing the nature and status of the non-compliance.
Defeasance and Satisfaction and Discharge
Satisfaction and Discharge
Each Indenture will provide that the Issuer may defease, satisfy and be discharged from any and all obligations (except as described below) with respect to the debt securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year or will be scheduled for redemption within one year under arrangements reasonably satisfactory to the trustee) by irrevocably depositing with the Trustee, as trust funds, money or government obligations, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on such debt securities. Such defeasance and satisfaction and discharge will not apply to obligations related to the following (the “Surviving Obligations”):
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registration of the transfer or exchange of the debt securities of such series and of coupons appertaining thereto;

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Issuer’s right to optional redemption, if any;

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substitution of mutilated, destroyed, lost or stolen debt securities of such series or coupons appertaining thereto;

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maintenance of an office or agency in respect of the debt securities of such series;

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receipt of payment of principal and interest on the stated due dates (but any rights of holders to force redemption of the debt securities does not survive);

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rights, obligations, duties and immunities of the Trustee; and

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rights of holders as beneficiaries of any trust created as described above for purposes of the defeasance.

Defeasance
In addition, each Indenture will provide that with respect to each series of debt securities issued under such Indenture, even if the debt securities will not become due and payable within one year, the Issuer may elect either (a) to defease and be discharged from all obligations with respect to the debt securities of such series (except for the Surviving Obligations) or (b) to be released from only the restrictions described under “Senior Debt,” if applicable, and “Merger or Consolidation” and, to the extent specified in connection with the issuance of such series of debt securities, other covenants applicable to such series of debt securities, by meeting certain conditions. Those conditions include depositing with the Trustee (or other qualifying trustee), in trust for such purpose, money (or, in the case of debt securities payable in U.S. dollars, U.S. government obligations, or in the case of debt securities payable in a currency other than U.S. dollars, foreign government obligations denominated in such currency, which through the payment of principal and interest in accordance with their terms will provide money) in an amount sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on the debt securities of such series. Such a trust may only be established if, among other things, the Issuer has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the beneficial owners of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. Such opinion, in the case of a defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of such Indenture.
The foregoing provisions relating to defeasance may be modified in connection with the issuance of any series of debt securities, and any such modification will be described in the applicable prospectus supplement.
Modification of the Indentures
Under each of the Indentures, the Issuer will be able to enter into supplemental indentures with the Trustee without the consent of the holders of debt securities in order to accomplish, among others, any of the following: (a) secure any debt securities, (b) evidence the assumption by a successor corporation of the Issuer’s obligations, (c) add covenants or Events of Default for the protection of the holders of any debt securities, (d) cure any ambiguity or correct any inconsistency or mistake in such Indenture or add any other provision which shall not materially adversely affect the interests of the holders of the debt securities, (e) establish the forms or terms of debt securities of any series, (f) supplement any of the provisions of the Indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, (g) add additional guarantees or additional guarantors in respect of all or any series of debt securities under the Indentures, or (h) evidence the release and discharge of any guarantor from its obligations under its guarantees of all or any series of debt securities and its obligations under the Indentures in accordance with the terms of the Indentures.
Each Indenture will also contain provisions permitting the Trustee and the Issuer, with the consent of the holders of not less than a majority in principal amount of the debt securities of a series issued under such Indenture then outstanding and affected (including, without limitation, additional debt securities of such series, if any) voting as a single class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the debt securities of each series so affected. However, the Issuer may not do any of the following without the consent of the holder of each outstanding debt security affected thereby:
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extend the final maturity of any debt security, or reduce the principal amount thereof,

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reduce the rate (or alter the method of computation) of interest thereon or extend the time for payment thereof,

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reduce (or alter the method of computation of) any amount payable on redemption or repayment thereof or extend the time for payment thereof,

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change the currency in which the principal thereof, premium, if any, or interest thereon is payable,

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reduce the amount payable upon acceleration,

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impair or affect the right to institute suit for the enforcement of any payment on any debt security when due,

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if the debt securities provide therefor, impair or affect any right of repayment at the option of the holder of such debt securities, or

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reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any of the foregoing modifications.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series (including, without limitation, additional debt securities of such series, if any) voting as a single class may, on behalf of the holders of all debt securities of that series, waive compliance by the Issuer with certain restrictive covenants of the Indenture.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series (including, without limitation, additional debt securities of such series, if any) may, on behalf of the holders of all debt securities of that series, voting as a single class, generally waive any past default under the Indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected cannot be so waived.
Governing Law
Each Indenture will provide that it and the debt securities issued thereunder shall be deemed to be a contract under, and for all purposes shall be construed in accordance with, the laws of the State of New York. The guarantees also will be governed by New York law.
The Trustee
Each Indenture will provide that if an event of default occurs and is continuing, the Trustee must use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee will become obligated to exercise any of its powers under the applicable Indenture at the request of any of the holders of any debt securities only after those holders have offered and, if requested, provided the Trustee indemnity satisfactory to it. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to any holder) or that would involve the Trustee in personal liability.
The Trustee may engage in other transactions with the Issuer. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.
Paying Agents
Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will make payments on the debt securities in U.S. dollars or other applicable currency at the office of the applicable trustee or any paying agent the Issuer designates. At the Issuer’s option, the Issuer may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will designate the trustee under each Indenture as its paying agent for payments on debt securities it issues under that Indenture. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We, or the selling securityholders, may sell the securities being offered hereby in one or more of the following ways from time to time:
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directly to one or more purchasers;

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through agents;

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through underwriters;

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through dealers;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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through a combination of any of these methods of sale; or

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by any other legally available means, which will be set forth in an applicable prospectus supplement if required.

We or the selling securityholders may sell the securities directly, for cash or in exchange for assets. In that event, no underwriters or agents would be involved. Offers to purchase the securities may be solicited by agents designated by us or the selling securityholders from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of any securities will be named, and any commissions payable by us or the selling securityholders to such agent will be set forth in the prospectus supplement relating to the securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. We or the selling securityholders may agree to indemnify any such agents against certain liabilities, including liabilities under the Securities Act. Such agents might also be customers of ours, or otherwise engage in transactions with or perform services for us or the selling securityholders in the ordinary course of business.
We or the selling securityholders may conduct an offering of the securities through underwriters (by entry into an underwriting agreement) from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we or the selling securityholders do so, we will name the underwriters and describe the terms of the sale of the securities to them in the prospectus supplement relating to the securities, which will be used by the underwriters to make resales of the securities. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. We or the selling securityholders might agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters may make with respect to these liabilities. Such underwriters might also be customers of ours, or otherwise engage in transactions with or perform services for us or the selling securityholders in the ordinary course of business.
We or the selling securityholders may conduct an offering of the securities through dealers from time to time. If we or the selling securityholders do so, we would sell or transfer the securities to the dealer, who may be deemed to be an underwriter as that term is defined in the Securities Act, as principal. The dealer might then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We or the selling securityholders might agree to indemnify the dealers against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the dealers may make with respect to these liabilities. Such dealers might also be customers of ours, or otherwise engage in transactions with or perform services for us or the selling securityholders in the ordinary course of business.

We or the selling securityholder may also authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at a particular public offering price pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on a particular date or dates. If we do so, we will describe such Contracts in the relevant prospectus supplement, including the price and date or prices and dates provided by such Contracts. Contracts may be entered into for a variety of reasons, including (without limitation) the need to assemble a pool of collateral, the need to match a refunding date or interest coupon date, or to meet the business needs of the purchaser. Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that (i) the purchase by a purchaser of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject and (ii) we shall have sold, and delivery shall have taken place to the underwriters named in the prospectus supplement, such part of the securities as is to be sold to them. The prospectus supplement will set forth the commission payable to agents, underwriters or dealers soliciting purchases of the securities pursuant to Contracts accepted by us. The underwriters and such agents or dealers will not have any responsibility in respect of the validity or performance of Contracts.
Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities or that active public markets for the debt securities will develop.
Each series of securities will be a new issue and, other than our common stock, which is listed on the NYSE, will have no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities or that active public markets for the securities will develop. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice.
In connection with an offering of securities pursuant to this prospectus, the underwriters may over-allot or effect transactions that stabilize or maintain the market prices of the securities offered hereby or our other securities at levels above those which might otherwise prevail in the open market. Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M under the Exchange Act. If we offer securities in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. They may effect such transactions on an exchange or in the over-the-counter market. If the underwriters commence such stabilizing, it may be discontinued at any time.

We will describe in a prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) the terms of the offering of securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents;

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the purchase price of the securities being offered and the proceeds or property we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any public offering price;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
The selling securityholders, if any, will act independently of Sysco Corporation and Sysco Holdings in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We, or any selling securityholders, may enter into option, share lending or other types of transactions that require us, or such selling securityholders, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We, or any selling securityholders, may enter into prepaid variable forward contracts or substantially similar transactions and the pledging of shares of common stock in connection therewith. We, or any selling securityholders, may also enter into hedging transactions with respect to the shares of common stock. For example, we, or any selling securityholders, may:
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enter into transactions involving short sales of shares of common stock by underwriters, brokers or dealers;

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sell shares of common stock short and deliver the shares to close out short positions;

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enter into option or other types of transactions that require us, or such selling securityholder, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

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loan or pledge shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We, or any selling securityholders, may enter into derivative transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by us, or any selling securityholders, or borrowed from us, any selling securityholders or others to settle those sales or to close out any related open borrowings of shares of common stock, and may use shares of common stock received from us, or any selling securityholders, in settlement of those derivatives to close out any related open borrowings of shares of common stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
A selling securityholder that is an entity may elect to make a pro rata in-kind distribution of shares of common stock to its members, partners or stockholders, or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for shares of common stock, in each case pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders (unless they are affiliates of ours) would thereby receive freely tradeable shares of common stock pursuant to the distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of common stock acquired in the distribution.
Shares of common stock may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
Offers to purchase the shares of common stock offered by this prospectus also may be solicited, and sales of such shares of common stock may be made, by us, or by selling securityholders, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such shares of common stock. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
The selling securityholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
Any selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

LEGAL MATTERS
The validity of the securities and the guarantees is being passed upon for Sysco Holdings and Sysco Corporation by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters relating to offerings of the securities and the related guarantees will be passed upon on behalf of the applicable dealers, underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS
Sysco Corporation
The consolidated financial statements of Sysco Corporation and its consolidated subsidiaries appearing in the 2026 Annual Report, and the effectiveness of Sysco Corporation and its consolidated subsidiaries’ internal control over financial reporting as of June 27, 2026 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
Jetro Restaurant Depot
The audited historical financial statements of JRD Unico, Inc. and Affiliates incorporated in this prospectus by reference to Sysco Corporation’s Current Report on Form 8-K dated September 14, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   Other Expenses of Issuance and Distribution
The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of securities being registered hereby. All amounts are estimates:
Amount to be paid(1)
Securities and Exchange Commission Registration Fee	$(2)
Rating Agency Fees	(1)
Fees and Expenses of Indenture Trustees	(1)
Printing Expenses	(1)
Accountants’ Fees and Expenses	(1)
Legal Fees and Expenses	(1)
Miscellaneous Expenses	(1)
Total	$(1)

(1)
Because an indeterminate amount of securities is covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

(2)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fees for this Registration Statement. Accordingly, applicable SEC filing fees are not estimated at this time.

ITEM 15.   Indemnification of Directors and Officers
Delaware Corporation Registrants
Section 145 of the DGCL permits the indemnification of any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments, fines and amounts paid in settlement in an action or suit by or in the right of the corporation to procure a judgment in its favor) actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the corporation, or serving or having served, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, which terms are sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The DGCL currently requires corporations to indemnify a present or former director or officer for all expenses actually and reasonably incurred by him or her (including attorney’s fees) when he or she is successful (on the merits or otherwise) in defense of any proceeding brought by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.
The certificate of incorporation of the corporation requires the corporation, to the fullest extent permitted by Section 145 of the DGCL, to indemnify any and all persons whom it has the power to indemnify thereunder, which includes its directors and officers. The certificate of incorporation provides that such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person. The corporation’s bylaws each contain an indemnification provision that expressly grant indemnification to the fullest extent authorized by the DGCL to directors and officers of such corporation and of its subsidiaries. The bylaws also entitle these individuals to advancement of expenses incurred in connection with a proceeding to which such individual is entitled to indemnification, provided that if the DGCL requires, such advancement shall be made only upon delivery to the corporation of an undertaking by or on behalf of such individual to repay all amounts so advanced if it is ultimately determined by final adjudication that such individual is not entitled to be indemnified for such expenses. These rights are deemed to have fully vested at the time the indemnitee assumes his or her position with the corporation and continue to apply after the individual has ceased to be a director or officer.
As permitted by Section 102 of the DGCL, the corporation’s certificate of incorporation eliminates the liability of a director for monetary damages to the corporation and its stockholders for any breach of the director’s fiduciary duty, to the fullest extent permitted by law.
In addition, certain of our employee benefit plans provide indemnification of directors and other agents against certain claims arising from administration of such plans. The directors and officers of the corporation are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the corporation is similarly insured with respect to certain payments it might be required to make to its directors or officers or directors or officers of its subsidiaries under the applicable statutes and the corporation’s certificate of incorporation and bylaw provisions.
The corporation has entered into indemnification agreements with each of the individuals who will serve as its directors and executive officers. These agreements require the corporation to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the corporation, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The corporation also intends to enter into indemnification agreements with future directors and executive officers.
The limitation of liability and indemnification provisions described above may discourage lawsuits against directors for breaches of fiduciary duty. These provisions could reduce the likelihood of derivative litigation against directors and officers, even when such an action, if successful, might otherwise benefit the corporation and/or its stockholders. In addition, stockholder investment may be adversely affected to the extent that the corporation pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Delaware Limited Liability Company Registrants
Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Section 18-1101 of the DLLCA provides that to the extent that, at law or in equity, a member or manager or other person has duties (including fiduciary duties) to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement, the member’s or manager’s or other person’s duties may be expanded or restricted or eliminated by provisions in the limited liability company agreement; provided, that the limited liability company agreement may not eliminate the implied contractual covenant of good faith and fair dealing.
Section 18-1101 of the DLLCA also provides that a limited liability company agreement may provide for the limitation or elimination of any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement; provided, that a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

California Registrants
Sysco San Francisco, Inc. (“Sysco San Francisco”) and Sysco Central California, Inc. (“Sysco Central California”) are both incorporated under the laws of the State of California.
Section 317 of the California Corporations Code (“CCC”) authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.
A corporation is further authorized to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.
Section 317 requires a corporation to indemnify an agent for expenses actually and reasonably incurred by the agent to the extent that the agent has been successful on the merits in the defense of any proceeding described above, or in the defense of any claim, issue or matter therein. Section 317 also permits a corporation to advance the expenses incurred by an agent in defending any proceeding prior to its final disposition upon receipt of an undertaking by or on behalf of the agent to repay the amount advanced if it is ultimately determined that the agent is not entitled to be indemnified, and to purchase and maintain insurance on behalf of any agent against any liability asserted against or incurred by the agent in that capacity, whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.
Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.
Section 204 of the CCC permits a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director for monetary damages in certain circumstances, subject to specified exceptions.
Section 204(a)(11) of the CCC permits a corporation’s articles of incorporation to authorize the indemnification of agents in excess of that expressly permitted by Section 317, subject to the limits on the elimination or limitation of the liability of directors set forth in Section 204(a)(10) described above. The articles of incorporation of each of Sysco Central California and Sysco San Francisco do not contain any provision (i) eliminating or limiting the personal liability of a director for monetary damages pursuant to Section 204(a)(10) of the CCC or (ii) authorizing the indemnification of agents in excess of that permitted by Section 317 pursuant to Section 204(a)(11) of the CCC. Accordingly, indemnification by each of Sysco Central California and Sysco San Francisco is limited to the indemnification expressly permitted by Section 317.
The bylaws of Sysco Central California provide that the corporation shall have the power to indemnify its officers, directors, employees and agents to the maximum extent permitted by Section 317 of the CCC under the circumstances set forth therein. The bylaws of Sysco San Francisco provide that the corporation shall have the power to indemnify its officers, directors, employees and agents to the maximum extent permitted by Section 317 of the CCC under the circumstances set forth therein.
Maine Registrant
Sysco Northern New England, Inc. (“Sysco Maine”) is incorporated under the laws of the State of Maine.

Sections 852 and 857 of the Maine Business Corporation Act (the “MBCA”) authorize the indemnification by a corporation of any director or officer who is a party to any proceeding by reason of that person’s status as a director or officer of the corporation; provided that: (a) the individual’s conduct was in good faith, (b) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Also, the corporation may indemnify for monetary damages any director or officer who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation, except for liability for receipt of a financial benefit to which the individual is not entitled, an intentional infliction of harm on the corporation or its shareholders, a violation of Section 833 of the MBCA for unlawful distributions or an intentional violation of criminal law.
Unless ordered by a court under Section 855 of the MBCA, a corporation may not indemnify one of the corporation’s directors (a) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 852 of the MBCA or (b) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.
A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
Under Section 854 of the MBCA, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is a member of the board of directors, if the individual delivers to the corporation: (a) a written affirmation of the individual’s good faith belief that the individual has met the relevant standard of conduct described in Section 852 of the MBCA and (b) the individual’s written undertaking to repay any funds advanced if the individual is not entitled to mandatory indemnification under Section 853 of the MBCA and it is ultimately determined under Section 855 or 856 of the MBCA that the individual has not met the relevant standard of conduct described in Section 852 of the MBCA.
Under Section 858 of the MBCA, a corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by that individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability.
The articles of incorporation of Sysco Maine do not contain a specific provision eliminating or limiting the personal liability of directors for monetary damages.
The bylaws of Sysco Maine provide that the corporation shall have the power to indemnify its officers, directors, employees and agents to the maximum extent permitted by Section 719 of the MBCA under the circumstances set forth therein.
Missouri Registrant
Sysco Kansas City, Inc. (“Sysco Missouri”) is incorporated under the laws of the State of Missouri.
Sections 351.355(1) and (2) of the General and Business Corporation Law of Missouri (“GBCL”) provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in the case of an action or suit by or in the right of the corporation, a corporation may not indemnify such a person against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for proper expenses.
Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in defense of any such action, suit, or proceeding or of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the action, suit, or proceeding.
Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable as described above, provided such additional indemnification is authorized by the corporation’s articles of incorporation or shareholder-approved bylaw or agreement, and provided further that no person shall be indemnified against conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.
The articles of incorporation, as amended, of Sysco Missouri provide that every person who is or was a director, officer, employee or agent of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he served at the request of the corporation, may be indemnified by the corporation against any and all liability and reasonable expense that may be incurred by such person in connection with or resulting from any claim, action, suit or proceeding, provided such person acted in good faith in what he or she reasonably believed to be the best interests of the corporation, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. However, no indemnification shall be made in respect of any claim brought by or in the right of the corporation as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The articles of incorporation, as amended, further provide for mandatory indemnification of such persons described in the first sentence of this paragraph, wholly successful on the merits or otherwise, advancement of expenses upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification as set forth above, and the corporation’s authority to purchase and maintain directors’ and officers’ liability insurance.
The bylaws of Sysco Missouri provide that the corporation shall have the power to indemnify its officers, directors, employees and agents to the maximum extent permitted by Section 351.355 of the GBCL under the circumstances set forth therein.
Nebraska Registrant
Sysco Lincoln, Inc. (“Sysco Nebraska”) is incorporated under the laws of the State of Nebraska.
Under the Nebraska Model Business Corporation Act (“NMBC”), a Nebraska corporation must indemnify its directors and officers who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she was a director or officer of the corporation against expenses incurred by such person in connection with the proceeding. The NMBC allows a court to order indemnification of a director or an officer if the court determines: (a) that the director or officer is entitled to mandatory indemnification under the NMBC; (b) that the director is entitled to indemnification or advance for expenses under the NMBC; or (c) in view of all the relevant circumstances, that it is fair and reasonable to order indemnification.
The NMBC further provides that a Nebraska corporation may indemnify its directors and officers for judgments, fines, settlements and expenses incurred in connection with any threatened, pending or completed action, suit or proceeding other than in connection with (a) an action by or in the right of the corporation, except for payment of expenses incurred in connection with the proceeding, and, in the case of directors, if the director meets certain requirements, and (b) any proceeding with respect to conduct for which the director or officer was adjudged liable on the basis of receiving a financial benefit to which he or she was not entitled. This applies to any civil, criminal, investigative, arbitrative or administrative proceeding provided that the director or officer involved (i) acted in good faith, (ii) in case of conduct in an official capacity, reasonably believed his or her conduct was in, or not opposed to, the best interests of the corporation, or, in all other cases, reasonably believed his or her conduct was at least not opposed to the best interest of the corporation and (iii) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
The NMBC further stipulates that a corporation may, if made permissible or obligatory in the corporation’s articles of incorporation, provide indemnification to directors and officers for liabilities to any person for any action taken, or any failure to take an action, as a director or officer, except liability for (1) receipt of a financial benefit to which he or she is not entitled, (2) an intentional infliction of harm on the corporation or its shareholders, (3) a violation of the Nebraska Revised Statute concerning unlawful distributions approved by directors, or (4) an intentional violation of criminal law.
The NMBC also permits a corporation to purchase and maintain insurance on behalf of any person who is a director or officer, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, member, partner, trustee, employee, or agent of another domestic or foreign entity, against liability asserted against or incurred by such person in that capacity or arising from his or her status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to such person against such liability under the NMBC.
The NMBC also permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for (i) receipt of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) a violation of the NMBC concerning unlawful distributions approved by directors, or (iv) an intentional violation of criminal law.
The amended and restated articles of incorporation of Sysco Nebraska provide that, to the fullest extent permitted by law, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take action as a director.
The amended and restated articles of incorporation further provide that, to the fullest extent permitted by law, the corporation shall indemnify a director or an officer for liability to any person for any action taken, or any failure to take action as a director or an officer. The indemnity provided for shall not be deemed to be exclusive of any other rights to which those indemnified may be otherwise entitled, nor shall such provisions be deemed to prohibit the corporation from extending its indemnification to cover other persons or activities to the extent permitted by the NMBC or pursuant to any provisions in the bylaws of the corporation.
The bylaws of Sysco Nebraska provide that the corporation shall have the power to indemnify its officers, directors, employees and agents to the maximum extent permitted by Sections 21-2,110 to 21-2,119 of the NMBC under the circumstances set forth therein.
ITEM 16.    Exhibits
Exhibit No.	Description
1(a)†	Form of Underwriting Agreement.
3(a)	Restated Certificate of Incorporation of Sysco Corporation (incorporated by reference to Exhibit 3(a) to Form 10-K for the year ended June 28, 1997, File No. 1-6544).
3(b)	Certificate of Amendment to Restated Certificate of Incorporation of Sysco Corporation increasing authorized shares (incorporated by reference to Exhibit 3(e) to Form 10-Q for the quarter ended December 27, 2003, File No. 1-6544).

Exhibit No.	Description
3(c)	Amended and Restated Bylaws of Sysco Corporation dated June 21, 2023 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 23, 2023, File No. 1-6544).
3(d)†	Form of Certificate of Designation.
3(e)	Certificate of Incorporation of Sysco Holdings (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4, Reg. No. 333-297217).
3(f)	Certificate of Amendment to the Certificate of Incorporation of Sysco Holdings (incorporated by reference to Exhibit 3.1 to Sysco Holdings’ Current Report on Form 8-K, dated July 28, 2026 (File No. 333-297217)).
3(g)	Form of Amended and Restated Certificate of Incorporation of Sysco Holdings (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4, Reg. No. 333-297217).
3(h)	Bylaws of Sysco Holdings (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-4, Reg. No. 333-297217).
3(i)	Form of Amended and Restated Bylaws of Sysco Holdings (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-4, Reg. No. 333-297217).
4(a)	Senior Debt Indenture, dated as of June 15, 1995, between Sysco Corporation and First Union National Bank of North Carolina, as Trustee (incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3, Reg. No. 33-60023).
4(b)	Form of Subordinated Debt Indenture of Sysco Corporation (incorporated by reference to Exhibit 4(b) to the Registrant’s Registration Statement on Form S-3, Reg. No. 33-60023).
4(c)*	Form of Senior Debt Indenture of Sysco Corporation and Sysco Holdings.
4(d)*	Form of Subordinated Debt Indenture of Sysco Corporation and Sysco Holdings.
4(e)†	Form of Senior Note.
4(f)†	Form of Subordinated Note.
5(a)*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of securities and guarantees being registered.
22	Subsidiary Guarantors and Issuers of Guaranteed Securities (incorporated by reference to Exhibit 22 to Form 10-K filed on August 21, 2026, File No. 1-6544).
23.1*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in opinion filed as Exhibit 5(a)).
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm of Sysco Corporation.
23.3*	Consent of PricewaterhouseCoopers LLP, independent auditor of Jetro Restaurant Depot.
24.1*	Power of Attorney (set forth on the signature pages to this registration statement).
25.1*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 for trustee for the senior debt securities of Sysco Corporation, as issuer.
25.2*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 for trustee for the subordinated debt securities of Sysco Corporation, as issuer.
25.3*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 for trustee for the senior debt securities of Sysco Corporation and Sysco Holdings, as co-issuers.
25.4*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 for trustee for the subordinated debt securities of Sysco Corporation and Sysco Holdings, as co-issuers.
107*	Filing Fee Table.

*
Filed herewith.

†
To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

ITEM 17.   Undertakings
Each undersigned registrant hereby undertakes as follows:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(10)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 14, 2026.
SYSCO CORPORATION
By:
/s/ Kevin P. Hourican

Kevin P. Hourican
Chair of the Board and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Andrew Wurdack and Jennifer L. Johnson, or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.
SIGNATURE	TITLE	DATE
/s/ Kevin P. Hourican Kevin P. Hourican	Chair of the Board and Chief Executive Officer (principal executive officer)	September 14, 2026
/s/ Brandon Sewell Brandon Sewell	Interim Chief Financial Officer (principal financial officer)	September 14, 2026
/s/ Jennifer L. Johnson Jennifer L. Johnson	Senior Vice President, Chief Accounting Officer (principal accounting officer)	September 14, 2026
/s/ Ronald L. Phillips Ronald L. Phillips	Executive Vice President, Chief Human Resources Officer	September 14, 2026
/s/ Jennifer K. Schott Jennifer K. Schott	Executive Vice President, Chief Legal Officer & Secretary	September 14, 2026
/s/ Daniel J. Brutto Daniel J. Brutto	Director	September 14, 2026
/s/ Francesca DeBiase Francesca DeBiase	Director	September 14, 2026
/s/ Ali Dibadj Ali Dibadj	Director	September 14, 2026
/s/ Larry C. Glasscock Larry C. Glasscock	Director	September 14, 2026

SIGNATURE	TITLE	DATE
/s/ Jill M. Golder Jill M. Golder	Director	September 14, 2026
/s/ Bradley M. Halverson Bradley M. Halverson	Director	September 14, 2026
/s/ John M. Hinshaw John M. Hinshaw	Director	September 14, 2026
/s/ Roberto Marques Roberto Marques	Director	September 14, 2026
/s/ Jason W. Murray Jason W. Murray	Director	September 14, 2026
/s/ Thomas Ondrof Thomas Ondrof	Director	September 14, 2026
/s/ Alison Kenney Paul Alison Kenney Paul	Lead Independent Director	September 14, 2026
/s/ Sheila G. Talton Sheila G. Talton	Director	September 14, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 14, 2026.
SYSCO HOLDINGS CORPORATION
By:
/s/ Andrew Wurdack

Name: Andrew Wurdack
Title:   Secretary
POWER OF ATTORNEY
Each of the undersigned officers and directors of Sysco Holdings Corporation hereby constitutes and appoints Andrew Wurdack and Jennifer L. Johnson, and each of them as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Brandon Sewell Brandon Sewell	President and Director (principal executive officer)	September 14, 2026
/s/ Meena Dafesh Meena Dafesh	Treasurer (principal financial officer and principal accounting officer)	September 14, 2026
/s/ Jennifer K. Schott Jennifer K. Schott	Director	September 14, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the location set forth below, on September 14, 2026.
SYSCO ALBANY, LLC, in the City of Clifton Park, State of New York
SYSCO BALTIMORE, LLC, in the City of Jessup, State of Maryland
SYSCO BARABOO, LLC, in the City of Baraboo, State of Wisconsin
SYSCO BOSTON, LLC, in the City of Plympton, State of Massachusetts
SYSCO CENTRAL PENNSYLVANIA, LLC, in the City of Harrisburg, State of Pennsylvania
SYSCO CINCINNATI, LLC, in the City of Cincinnati, State of Ohio
SYSCO COLUMBIA, LLC, in the City of Columbia, State of South Carolina
SYSCO CONNECTICUT, LLC, in the City of Rocky Hill, State of Connecticut
SYSCO DETROIT, LLC, in the City of Canton, State of Michigan
SYSCO EASTERN WISCONSIN, LLC, in the City of Jackson, State of Wisconsin
SYSCO GRAND RAPIDS, LLC, in the City of Grand Rapids, State of Michigan
SYSCO INDIANAPOLIS, LLC, in the City of Indianapolis, State of Indiana
SYSCO JACKSON, LLC, in the City of Jackson, State of Mississippi
SYSCO LONG ISLAND, LLC, in the City of Central Islip, State of New York
SYSCO METRO NEW YORK, LLC, in the City of Jersey City, State of New Jersey
SYSCO PHILADELPHIA, LLC, in the City of Philadelphia, State of Pennsylvania
SYSCO PITTSBURGH, LLC, in the City of Harmony, State of Pennsylvania
SYSCO ST. LOUIS, LLC, in the City of St. Charles, State of Missouri
SYSCO SYRACUSE, LLC, in the City of Warners, State of New York
SYSCO USA III, LLC, in the City of Houston, State of Texas
SYSCO VIRGINIA, LLC, in the City of Harrisonburg, State of Virginia
By:
/s/ Stephen Higgs

Stephen Higgs
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Andrew Wurdack and Jennifer L. Johnson, or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.
SIGNATURE	TITLE	DATE
/s/ Stephen Higgs Stephen Higgs	President and Chief Executive Officer (principal executive officer)	September 14, 2026
/s/ Brandon Sewell Brandon Sewell	Chief Financial Officer (principal financial officer and principal accounting officer)	September 14, 2026

SIGNATURE	TITLE	DATE
/s/ Stephen Higgs Stephen Higgs	Manager	September 14, 2026
/s/ Michael Schonberg Michael Schonberg	Manager	September 14, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the location set forth below, on September 14, 2026.
SYSCO ATLANTA, LLC, in the City of College Park, State of Georgia
SYSCO CENTRAL ALABAMA, LLC, in the City of Calera, State of Alabama
SYSCO CHARLOTTE, LLC, in the City of Concord, State of North Carolina
SYSCO EASTERN MARYLAND, LLC, in the City of Pocomoke, State of Maryland
SYSCO GULF COAST, LLC, in the City of Geneva, State of Alabama
SYSCO KNOXVILLE, LLC, in the City of Knoxville, State of Tennessee
SYSCO MEMPHIS, LLC, in the City of Memphis, State of Tennessee
SYSCO NASHVILLE, LLC, in the City of Nashville, State of Tennessee
SYSCO RALEIGH, LLC, in the City of Selma, State of North Carolina
SYSCO SOUTHEAST FLORIDA, LLC, in the City of Riviera Beach, State of Florida
SYSCO USA II, LLC, in the City of Houston, State of Texas
By:
/s/ Stephen Higgs

Stephen Higgs
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Andrew Wurdack and Jennifer L. Johnson, or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.
SIGNATURE	TITLE	DATE
/s/ Stephen Higgs Stephen Higgs	President and Chief Executive Officer (principal executive officer)	September 14, 2026
/s/ Brandon Sewell Brandon Sewell	Chief Financial Officer (principal financial officer and principal accounting officer)	September 14, 2026
/s/ Will Fulghom Will Fulghom	Manager	September 14, 2026
/s/ Stephen Higgs Stephen Higgs	Manager	September 14, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the location set forth below, on September 14, 2026.
SYSCO CENTRAL CALIFORNIA, INC., in the City of Modesto, State of California
SYSCO HAWAII, INC., in the City of Honolulu, State of Hawaii
SYSCO KANSAS CITY, INC., in the City of Olathe, State of Kansas
SYSCO LINCOLN, INC., in the City of Lincoln, State of Nebraska
SYSCO LOS ANGELES, INC., in the City of Walnut, State of California
SYSCO MONTANA, INC., in the City of Billings, State of Montana
SYSCO PORTLAND, INC., in the City of Wilsonville, State of Oregon
SYSCO RIVERSIDE, INC., in the City of Riverside, State of California
SYSCO SACRAMENTO, INC., in the City of Pleasant Grove, State of California
SYSCO SAN DIEGO, INC., in the City of Poway, State of California
SYSCO SAN FRANCISCO, INC., in the City of Fremont, State of California
SYSCO SEATTLE, INC., in the City of Kent, State of Washington
SYSCO SPOKANE, INC., in the City of Post Falls, State of Idaho
SYSCO USA I, INC., in the City of Houston, State of Texas
SYSCO VENTURA, INC., in the City of Oxnard, State of California
By:
/s/ Stephen Higgs

Stephen Higgs
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Andrew Wurdack and Jennifer L. Johnson, or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.
SIGNATURE	TITLE	DATE
/s/ Stephen Higgs Stephen Higgs	President and Chief Executive Officer (principal executive officer)	September 14, 2026
/s/ Brandon Sewell Brandon Sewell	Chief Financial Officer (principal financial officer and principal accounting officer)	September 14, 2026
/s/ Brett Berglund Brett Berglund	Director	September 14, 2026
/s/ Stephen Higgs Stephen Higgs	Director	September 14, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the location set forth below, on September 14, 2026.
SYSCO CENTRAL ILLINOIS, INC., in the City of Lincoln, State of Illinois
SYSCO CHICAGO, INC., in the City of Des Plaines, State of Illinois
SYSCO CLEVELAND, INC., in the City of Cleveland, State of Ohio
SYSCO IOWA, INC., in the City of Ankeny, State of Iowa
SYSCO LOUISVILLE, INC., in the City of Louisville, State of Kentucky
SYSCO MINNESOTA, INC., in the City of Mounds View, State of Minnesota
SYSCO NORTH DAKOTA, INC., in the City of Fargo, State of North Dakota
SYSCO NORTHERN NEW ENGLAND, INC., in the City of Westbrook, State of Maine
SYSCO WESTERN MINNESOTA, INC., in the City of St. Cloud, State of Minnesota
By:
/s/ Stephen Higgs

Stephen Higgs
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Andrew Wurdack and Jennifer L. Johnson, or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.
SIGNATURE	TITLE	DATE
/s/ Stephen Higgs Stephen Higgs	President and Chief Executive Officer (principal executive officer)	September 14, 2026
/s/ Brandon Sewell Brandon Sewell	Chief Financial Officer (principal financial officer and principal accounting officer)	September 14, 2026
/s/ Stephen Higgs Stephen Higgs	Director	September 14, 2026
/s/ Michael Schonberg Michael Schonberg	Director	September 14, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the location set forth below, on September 14, 2026.
SYSCO CENTRAL FLORIDA, INC., in the City of Ocoee, State of Florida
SYSCO HAMPTON ROADS, INC., in the City of Suffolk, State of Virginia
SYSCO JACKSONVILLE, INC., in the City of Jacksonville, State of Florida
SYSCO SOUTH FLORIDA, INC., in the City of Medley, State of Florida
SYSCO WEST COAST FLORIDA, INC., in the City of Palmetto, State of Florida
By:
/s/ Stephen Higgs

Stephen Higgs
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Andrew Wurdack and Jennifer L. Johnson, or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.
SIGNATURE	TITLE	DATE
/s/ Stephen Higgs Stephen Higgs	President and Chief Executive Officer (principal executive officer)	September 14, 2026
/s/ Brandon Sewell Brandon Sewell	Chief Financial Officer (principal financial officer and principal accounting officer)	September 14, 2026
/s/ Will Fulghom Will Fulghom	Director	September 14, 2026
/s/ Stephen Higgs Stephen Higgs	Director	September 14, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on September 14, 2026.
SYSCO ASIAN FOODS, INC.
By:
/s/ James Hamel

James Hamel
President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Andrew Wurdack and Jennifer L. Johnson, or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.
SIGNATURE	TITLE	DATE
/s/ James Hamel James Hamel	President (principal executive officer)	September 14, 2026
/s/ Brandon Sewell Brandon Sewell	Chief Financial Officer (principal financial officer and principal accounting officer)	September 14, 2026
/s/ James Hamel James Hamel	Director	September 14, 2026
/s/ Neil Fraser Neil Fraser	Director	September 14, 2026